FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-02

Free Writing Prospectus
Preliminary Collateral Term Sheet
$[1,111,134,578]
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2014-C24
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance LLC
Liberty Island Group I LLC
The Royal Bank of Scotland
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C24

October 15, 2014

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – St. Johns Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset

				Property Type:	Retail

Original Principal Balance(1):	$103,500,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$103,500,000			Location:	Jacksonville, FL
% of Initial Pool Balance:	[ ]%			Size:	981,157 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$207.41
Borrower Names:	Shops at St. Johns, LLC; STJTC II, LLC			Year Built/Renovated:	2005/2004
Sponsors:	Simon Property Group; Deutsche Bank Asset & Wealth Management			Title Vesting(4):	Various
Mortgage Rate:	3.819%			Property Manager:	Self-managed
Note Date:	September 11, 2014			3rd Most Recent Occupancy (As of):	98.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.9% (12/31/2012)
Maturity Date:	September 11, 2024			Most Recent Occupancy (As of):	99.6% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	99.3% (9/22/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$27,001,907 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$27,453,672 (12/31/2013)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of)(5):	$28,312,846 (TTM 5/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(2):	Yes
Additional Debt Type(1)(2):	Pari Passu and Subordinate Debt			U/W Revenues:	$42,131,308
				U/W Expenses:	$10,850,053
				U/W NOI(5):	$31,281,255
				U/W NCF:	$30,054,599
				U/W NOI DSCR(1):	3.97x
Escrows and Reserves(3):				U/W NCF DSCR(1):	3.81x
				U/W NOI Debt Yield(1):	15.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	14.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$760,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 21, 2014
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	26.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	26.8%

(1)
The St. Johns Town Center Loan Combination, totaling $350,000,000, is comprised of six pari passu notes totaling $203,500,000 (Notes A-1, A-2, A-3, A-4, A-5 and A-6) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3).  Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $103,500,000, has an outstanding principal balance of $103,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”), had an original principal balance of $100,000,000 and is expected to be contributed to a future trust.  Notes B-1, B-2 and B-3 (collectively, the “Trust Subordinate Companion Loan”) had an original principal balance of $146,500,000, has an outstanding principal balance of $146,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the St. Johns Town Center Pooled Loan Combination.  As of the Cut-off Date, the U/W NCF DSCR, U/W NCF debt yield and the LTV for the St. Johns Town Center Loan Combination were 2.22x, 8.6%, 46.1%, respectively.

(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Ground Lease” section.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “St. Johns Town Center Loan Combination”) is evidenced by six pari passu promissory notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6, collectively the “St. Johns Town Center Pooled Loan Combination”) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3, the “Trust Subordinate Companion Loan”) secured by a first mortgage encumbering an anchored retail center located in Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Loan Combination was originated on September 11, 2014 by Wells Fargo Bank, National Association. The St. Johns Town Center Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.819% per annum.  The St. Johns Town Center Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the St. Johns Town Center Loan Combination.  The St. Johns Town Center Loan Combination matures on September 11, 2024.

Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $103,500,000, has an outstanding principal balance of $103,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”), had an original principal balance of $100,000,000 and is expected to be contributed to a future trust.  Notes B-1, B-2 and B-3 (collectively, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

“Trust Subordinate Companion Loan”) had an original principal balance of $146,500,000, has an outstanding principal balance of $146,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  The Trust will issue the Class SJ-A, SJ-B, SJ-C and SJ-D Certificates (the “Loan Specific Certificates”), the payments of which will be supported by the Trust Subordinate Companion Loan.  The holders of the Class SJ-D Certificates will have certain rights with respect to the servicing and administration of the St. Johns Town Center Loan Combination, including without limitation the right to replace the special servicer, with or without cause.

Following the lockout period, the borrowers have the right to defease the St. Johns Town Center Loan Combination in whole, but not in part, on any date before March 11, 2024. In addition, the St. Johns Town Center Loan Combination is prepayable without penalty on or after March 11, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoffs(1)	$254,574,535	76.7%
			Closing costs	4,728,252	1.3
			Return of equity	90,697,213	11.8
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%
(1)
Phase I of the St. Johns Town Center Property was securitized in CSFB 2005-C5.  The phase I loan payoff was approximately $159.6 million, phase II loan payoff was approximately $76.8 million and the phase III loan payoff was approximately $18.2 million.

The Property.  The St. Johns Town Center Property is an outdoor super-regional mall located in Jacksonville, Florida. The St. Johns Town Center Property contains approximately 1.4 million square feet of retail space, of which 981,157 square feet serve as collateral for the St. Johns Town Center Loan Combination. The St. Johns Town Center Property is situated on a 151.0-acre parcel of land and is anchored by Target (not part of collateral), Dillard’s (not part of the collateral), Ashley Furniture (not part of the collateral), Nordstrom and Dick’s Sporting Goods.  Other major tenants include Jo-Ann Fabrics, Ross Dress For Less, DSW Shoe Warehouse, Staples, PetsMart, Old Navy, Apple and XXI Forever.  The St. Johns Town Center Property was built in three Phases beginning in 2004.  The initial phase of the project (“Phase I”) was completed in March 2005 and comprised over 1.0 million square feet. The initial phase comprises a 600,000 square foot lifestyle center anchored by Dillard’s and Dick’s Sporting Goods in addition to approximately 100 shops including Anthropologie, Apple and Williams Sonoma. Phase I also includes a 430,000 square foot community center anchored by Target, Ashley Furniture, Jo-Ann Fabric and Ross Dress For Less. The community center creates cross shopping opportunities within the project, providing customers with a mix of both discount and moderate-priced retailers.  In 2007, the second phase of the project (“Phase II”) was completed and consisted of a luxury wing with over 200,000 square feet of small shops and restaurants with tenants that include, Louis Vuitton, West Elm, Lululemon, Pottery Barn and Tiffany & Co.  The final phase of the development (“Phase III”) opened in October 2014 and includes a Nordstrom anchor and approximately 33,000 square feet of additional in-line square footage.   Other Phase III tenants consist of a two-level Arhaus Furniture store, the Disney Store, Free People, Boston Proper and Yankee Candle.  The Nordstrom at the St. Johns Town Center Property is the first in Northeast Florida and the next nearest Nordstrom location is approximately 130 miles south in Orlando, Florida.  The total development cost of Phase III was approximately $27.0 million and as of September 1, 2014, the St. Johns Town Center Property was 99.3% leased by 182 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the tenancy at the St. Johns Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Target	A-/A2/A		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Dillard’s	BBB-/Ba1/BB+		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Ashley Furniture	NR/NR/NR		ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
Nordstrom	A-/Baa1/A-	124,587	12.7%	$4.41	$550,000	2.0%	NAV(4)	NAV(4)	10/31/2029
Dick’s Sporting Goods	NR/NR/NR	66,000	6.7%	$14.50	$957,000	3.5%	$278	6.6%	1/31/2021(5)
Total Anchor Tenants		190,587	19.4%	$7.91	$1,507,000	5.5%

Major Tenants
XXI Forever	NR/NR/NR	14,470	1.5%	$62.95	$910,867	3.3%	$338	20.3%	7/31/2020(6)
DSW Shoe Warehouse	NR/NR/NR	30,000	3.1%	$17.00	$510,000	1.8%	$281	6.1%	1/31/2016
Barnes & Noble	NR/NR/NR	25,000	2.5%	$19.80	$495,000	1.8%	$268	7.4%	4/30/2015
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$28.25	$452,000	1.6%	NAV	NAV	1/31/2025
Urban Outfitters	NR/NR/NR	12,139	1.2%	$37.00	$449,143	1.6%	$376	15.2%	10/31/2017
Maggiano’s Little Italy	BBB-/Ba2/BBB-	14,832	1.5%	$27.60	$409,363	1.5%	$603	6.5%	3/31/2015
Cheesecake Factory	NR/NR/NR	10,500	1.1%	$38.70	$406,350	1.5%	$1,067	4.8%	1/31/2026
Ballard Design	NR/NR/NR	10,347	1.1%	$34.45	$356,454	1.3%	$334	16.4%	1/31/2018
West Elm	NR/NR/NR	11,462	1.2%	$31.18	$357,396	1.3%	$322	16.2%	3/31/2020
Jo-Ann Fabrics	NR/Caa1/B	35,000	3.6%	$10.00	$350,000	1.3%	$167	6.9%	1/31/2016
Ross Dress For Less	NR/A3/A-	30,187	3.1%	$11.00	$332,057	1.2%	NAV	NAV	1/31/2016
Anthropologie	NR/NR/NR	10,736	1.1%	$32.00	$343,552	1.2%	$444	11.3%	1/31/2016
Pottery Barn	NR/NR/NR	12,221	1.2%	$26.56	$324,603	1.2%	$623	7.0%	3/31/2020
Petsmart	NR/NR/BB+	19,107	1.9%	$14.50	$277,052	1.0%	$405	3.8%	5/31/2020
Old Navy	BBB-/Baa3/BBB-	16,953	1.7%	$15.73	$266,671	1.0%	$523	3.5%	3/31/2020
Total Major Tenants		268,954	27.4%	$23.20	$6,240,508	22.7%

Non-Major Tenants		514,682	52.5%	$38.38	$19,752,242	71.9%

Occupied Collateral Total		974,223	99.3%	$28.23	$27,499,750	100.0%

Vacant Space		6,934	0.7%

Collateral Total		981,157	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2013 and Annual U/W Base Rent, respectively.
(4)	Sales figures for Nordstrom are not available as the tenant opened for business in October 2014.
(5)	Dick’s Sporting Goods has three, 5-year renewal options.
(6)	XXI Forever may terminate its lease 60 days after August 1, 2015 if gross sales between August 1, 2014 and August 1, 2015 are less than $4.8 million. Gross sales as of year-end 2013 were $4.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the St. Johns Town Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	Current Occupancy Cost(2)
Dick’s Clothing & Sport	$289	$293	$278	6.6%
XXI Forever	$365	$370	$338	20.3%
DSW Shoe Warehouse	$250	$270	$281	6.1%
Barnes & Noble	$324	$287	$268	7.4%
Urban Outfitters	$310	$289	$376	15.2%
Magginano’s Little Italy	$561	$582	$603	6.5%
Cheesecake Factory	$1,038	$1,042	$1,067	4.8%
Ballard Design	$262	$302	$334	16.4%
West Elm	$271	$315	$322	16.2%
Jo-Ann Fabrics	$179	$172	$167	6.9%
Anthropologie	$443	$416	$444	11.3%
Pottery Barn	$430	$577	$623	7.0%
PetSmart	$352	$377	$405	3.8%
Old Navy	$445	$500	$523	3.5%

Total Comparable Sales(3)	$559	$593	$603
Occupancy Costs(4)	9.8%	8.8%	9.4%

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrowers and include tenants occupying less than 10,000 square feet and report full 12-month sales for the periods ending 2011, 2012 and 2013.

(2)	Occupancy Costs are based on the Annual U/W Base Rent and year-end 2013 reimbursements and sales for tenants occupying less than 10,000 square feet.
(3)	Excluding Apple, 2011, 2012 and 2013 Comparable Sales were $458 per square foot, $485 per square foot and $502 per square foot, respectively.
(4)	Excluding Apple, 2011, 2012 and 2013 Occupancy Costs were 11.2%, 10.2% and 10.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	29	144,907	14.8%	144,907	14.8%	$4,048,771	$27.94
2016	37	213,970	21.8%	358,877	36.6%	$4,704,807	$21.99
2017	15	63,569	6.5%	422,446	43.1%	$2,812,710	$44.25
2018	25	90,699	9.2%	513,145	52.3%	$4,225,433	$46.59
2019	7	28,370	2.9%	541,515	55.2%	$944,586	$33.30
2020	13	126,976	12.9%	668,491	68.1%	$3,615,939	$28.48
2021	6	86,005	8.8%	754,496	76.9%	$1,901,404	$22.11
2022	4	5,297	0.5%	759,793	77.4%	$553,843	$104.56
2023	10	25,586	2.6%	785,379	80.0%	$1,152,381	$45.04
2024	10	25,940	2.6%	811,319	82.7%	$1,554,791	$59.94
Thereafter	26	162,904	16.6%	974,223	99.3%	$1,985,085	$12.19
Vacant	0	6,934	0.7%	981,157	100.0%	$0	$0.00
Total/Weighted Average	182	981,157	100.0%			$27,499,750	$28.23

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents historical occupancy percentages at the St. Johns Town Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/22/2014(2)
98.4%	98.9%	99.6%	99.3%

(1)	Information obtained from the borrowers and occupancy was based on only the Phase I & Phase II square footage.
(2)	Information obtained from the underwritten rent roll and includes the Phase III development.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the St. Johns Town Center Property:

Cash Flow Analysis

	2012	2013	TTM 5/31/2014	U/W(1)	Market Adjusted U/W	U/W $ per SF
Base Rent	$23,121,892	$23,565,999	$24,063,933	$26,340,833	$26,340,833	$26.85
Grossed Up Vacant Space	0	0	0	211,282	211,282	$0.22
Rent Steps	0	0	0	710,092	710,092	$0.72
Near Term Roll Benefit	0	0	0	448,824	448,824	$0.46
Occ. Cost Mark-to-Market	0	0	0	0	2,915,084(2)	$0.00
Percentage Rent	1,108,480	1,103,226	1,096,992	1,352,750	1,352,750	$1.38
Total Reimbursables	11,687,660	11,968,065	12,919,366	13,108,151	13,108,151	$13.36
Other Income	608,968	675,593	685,748	685,748	685,748	$0.70
Specialty Leasing	623,416	576,544	482,268	482,268	482,268	$0.49
Less Vacancy & Credit Loss	30,619	(23,061)	(71,444)	(1,358,052)(3)	(1,336,056)(3)	($1.38)
Effective Gross Income	$37,181,035	$37,866,366	$39,176,863	$42,131,307	$44,619,564	$42.94

Total Operating Expenses	$10,179,128	$10,412,694	$10,864,017	$10,850,053	$10,850,053	$11.06

Net Operating Income	$27,001,907	$27,453,672	$28,312,846	$31,281,254	$33,769,511	$31.88

TI/LC	0	0	0	1,108,917	1,108,917	$1.13
Capital Expenditures	0	0	0	117,739	117,739	$0.12
Net Cash Flow	$27,001,907	$27,453,672	$28,312,846	$30,054,599	$32,542,855	$30.63

NOI DSCR(4)	3.43x	3.48x	3.59x	3.97x	4.29x
NCF DSCR(4)	3.43x	3.48x	3.59x	3.81x	4.13x
NOI DY(4)	13.3%	13.5%	13.9%	15.4%	16.6%
NCF DY(4)	13.3%	13.5%	13.9%	14.8%	16.0%

(1)
The increase in Base Rent from the TTM 5/31/2014 to U/W is mostly attributed to the opening of the 157,164 square feet Phase III development that opened in October 2014.  The Phase III development tenants account for approximately $1.8 million of U/W Base Rent.

(2)
A mark-to-market rental adjustment was made for all Phase I original tenants that have leases that expire in 2015 and 2016, excluding Apple and tenants who occupy over 10,000 square feet.  The following assumptions were made: (i) rent for any tenants with an occupancy cost greater than 20.0% were decreased to a rental rate that would achieve a 20.0% occupancy cost based on year-end 2013 sales and recoveries ($149,967); (ii) rent for any tenants with an occupancy cost less than 15.0% were increased to a rental rate that would achieve a 15.0% occupancy cost based on year-end 2013 sales and recoveries ($2,858,729); (iii) rent adjustments were not made for any tenant with an occupancy cost between 15.0% and 20.0% based on year-end 2013 sales and recoveries; and (iv) tenants with leases that expire in 2015 or 2016 that have automatic predetermined rental rate renewals were assumed to renew at the predetermined rental rates ($206,323).

(3)	The underwritten economic vacancy is 3.0%. The St. Johns Town Center Property was 99.3% leased as of September 22, 2014.
(4)	DSCRs and debt yields are based on the St. Johns Town Center Pooled Loan Combination.

Appraisal.  As of the appraisal valuation date of August 21, 2014, the St. Johns Town Center Property had an “as-is” appraised value of $760,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 22, 2014, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Property.

Market Overview and Competition.  The St. Johns Town Center Property is located approximately 17.0 miles southeast of the Jacksonville central business district, approximately 1.6 miles west of the University of North Florida, approximately one mile east of the Florida Blue Cross and Blue Shields headquarters and approximately one mile east of a Merrill Lynch campus.  In addition, there are several million square feet of multi-tenant Class A office space in low and mid-rise buildings, primarily in the one-to-two mile range west and southwest of the St. Johns Town Center Property.  Jacksonville is the largest city in Florida and the largest city in land area in the contiguous United States.  With a population of nearly 1.4 million residents, Jacksonville is the most populous city in Florida and the third most populous city on the east coast, behind New York City and Philadelphia. Jacksonville is home to the Mayo Clinic, Nemours Children’s Clinic and UF Health Jacksonville (a teaching hospital for the University of Florida Health Science Center), the headquarters for the surgical technologies division for Medtronic and other life science firms with headquarters are located in the Jacksonville area, including vision-care products manufacturer Vistakon and the United States headquarters for Ranbaxy Pharmaceuticals.  As of April 2014, Jacksonville’s unemployment rate of 5.6% remains lower than both the national rate of 6.3% and state rate at 6.2% and year-over-year, the unemployment rate is down 1.2%.  Additionally, Jacksonville is home to three Fortune 500 corporations: CSX, Fidelity National Financial and Fidelity National Information Services.  According to the appraisal, The St. Johns Town Center Property’s primary trade area is defined as the Jacksonville core based statistical area (“CBSA”) with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

estimated residential population of 1.4 million people as of year-end 2014.  The estimated population within a five and ten-mile radius of the St. Johns Town Center Property is 157,124 and 511,747, respectively, with an average household income within the same radii of $68,440 and $69,635, respectively.

The following table presents certain information relating to comparable properties to the St. Johns Town Center Property:

Competitive Set(1)

	St. Johns Town Center (Subject)	Avenues Mall	Orange Park Mall	River City Marketplace	Markets at Town Center
Location	Jacksonville, FL	Jacksonville, FL	Orange Park, FL	Jacksonville, FL	Jacksonville, FL
Distance from Subject	--	5.0 miles	13.5 miles	16.0 miles	0.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Regional Center	Power Center
Year Built/Renovated	2004-2014/NAP	1964/2005	1975/1991	2005/NAP	2008/NAP
Anchors	Various(2)	Dillard’s, Belk, JC Penney, Sears, Books A Million, Forever 21	Dillard’s, Belk, JC Penney, Sears, Dick’s Sporting Goods	WalMart Supercenter, Lowe’s, Gander Mountain, Best Buy, Ashley Furniture	Toys R Us, Nordstrom Rack, Best Buy, West Marine
Total GLA	981,157 SF	1,116,480 SF	944,255 SF	943,505 SF	317,295 SF
Total Occupancy	99%	96%	100%	99%	91%

(1)	Information obtained from the appraisal.
(2)	See “Major Tenants” section above.

The Borrowers. The borrowers are Shops at St. Johns, LLC and STJTC II, LLC, each Delaware limited liability companies and single purpose entities with two independent directors.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Loan Combination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts up to 10.0% of the St. Johns Town Center Loan Combination.

The Sponsors. The sponsors are Simon and Deutsche Bank Asset & Wealth Management (“DeAWM”).  Simon is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and Simon owns or has an interest in 228 retail commercial properties totaling approximately 189.2 million square feet.  DeAWM, formerly known as RREEF, has been investing in real estate for over 40 years with a current portfolio of approximately €37.0 billion of assets under management.

Escrows. The loan documents do not require monthly escrows for real estate tax payments provided (i) no event of default has occurred and is continuing; (ii) the borrowers provides the lender with timely proof of payment; or (iii) the trailing 12-month amortizing debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.   The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrowers is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrowers provides the lender with timely proof of payment of insurance premiums; and (iv) the borrowers provide evidence of renewal of insurance policies.  The loan documents do not require monthly deposits for replacement reserves or tenant improvements or leasing commissions as long as (i) no event of default has occurred and is continuing; or (ii) the trailing 12-month amortizing debt service coverage ratio is not less than 1.20x.  If an event of default has occurred and is continuing or the trailing 12-month amortizing debt service coverage ratio is less than 1.20x for two consecutive calendar quarters, then monthly deposits of $20,441 (subject to a cap of $490,578) will be required for replacement reserves and $81,763 (subject to a cap of $1,962,314) will be required for tenant improvements and leasing commissions.

Lockbox and Cash Management. The St. Johns Town Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrowers.  During a Lockbox Event Period, all excess cash flow is swept to a lender-controlled cash management account on a monthly basis.

A “Lockbox Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the borrowers or property manager declares bankruptcy; or (iii) for the trailing-twelve month period, the net cash flow debt service coverage ratio is less than 1.10x for two consecutive calendar quarters.  A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii)(a) if the borrowers replace the sponsor with a Qualified Manager (as defined below) within 60 days of the bankruptcy or (b) the bankruptcy is discharged or dismissed within 90 days; or with regard to clause (iii), for the trailing-twelve month period, the net cash flow debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.  The borrowers will have the right to cure a Lockbox Event Period no more than five times (in aggregate).

A “Qualified Manager” is a reputable and experienced professional management organization which is not subject to a bankruptcy, insolvency or similar proceeding that manages, together with its affiliates, (i) at least five retail properties containing at least 750,000 square feet of gross leasable area; and (ii) retail properties and shopping centers other than the St. Johns Town Center Property totaling at least in the aggregate 5,000,000 square feet of gross leasable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

Property Management.  The St. Johns Town Center Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the St. Johns Town Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the St. Johns Town Center Pooled Companion Loans.

Free Release.  Provided no event of default has occurred and is continuing, the borrowers are permitted to a free release of an immaterial or a non-income producing portion of the St. Johns Town Center Property to third parties or affiliates of the borrowers.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The St. Johns Town Center Loan Combination includes the Trust Subordinate Companion Loan, a subordinate interest in the St. Johns Town Center Loan Combination totaling $146,500,000.

Ground Lease.  Phase I and Phase II of the St. Johns Town Center Property are subject to a ground lease between St. Johns Town Center LLC (the “Ground Lessor”) and the borrowers.   The Ground Lessor owns 100.0% interest in one of the borrowing entities, Shops at St. Johns, LLC and the ground lease payment is $10.00 per year and was paid in full up-front. The ground lease expires in 2054 and Ground Lessor guarantees each of the borrowers’ payment and performance of their obligations under the St. Johns Town Center Loan Combination.  In the event of default, the lender would have the ability to foreclose on the St. Johns Town Center Property under the leasehold or the fee mortgage.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the St Johns Town Center Property.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an 18-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Two Westlake Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$91,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$91,000,000			Location:	Houston, TX
% of Initial Pool Balance:	[ ]%			Size:	450,154 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$202.15
Borrower Name:	Bravelake Property Owner LP			Year Built/Renovated:	1982/2013
Sponsor:	LVS II Offshore, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.160%			Property Manager:	Self-managed
Note Date:	September 22, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	October 11, 2021			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	48 months			Current Occupancy (As of)(2):	100.0% (9/1/2014)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,917,782 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,826,089 (12/31/2013)
Call Protection:	L(25),D(46),O(13)			Most Recent NOI (As of)(3):	$7,122,734 (TTM 6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$14,158,869
				U/W Expenses:	$5,924,328
				U/W NOI(3):	$8,234,540
				U/W NCF:	$7,306,364
Escrows and Reserves(1):				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$2,260,754	$251,195	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$124,000,000
Replacement Reserves	$0	$9,476	$227,424	As-Is Appraisal Valuation Date:	August 29, 2014
TI/LC Reserve	$0	$37,904	$909,696	Cut-off Date LTV Ratio:	73.4%
Rent Concession Reserve	$326,980	$0	NAP	LTV Ratio at Maturity or ARD:	69.6%

(1)	See “Escrows” section.
(2)	The Two Westlake Park Property is 100.0% leased; however, 67,334 square feet (15.0% of the net rentable area) of BP plc’s space is dark. See “The Property” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Two Westlake Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office tower and adjacent parking garage with two floors of office space located in Houston, Texas (the “Two Westlake Park Property”).  The Two Westlake Park Mortgage Loan was originated on September 22, 2014 by Wells Fargo Bank, National Association.  The Two Westlake Park Mortgage Loan had an original principal balance of $91,000,000, has an outstanding principal balance as of the Cut-off Date of $91,000,000 and accrues interest at an interest rate of 4.160% per annum.  The Two Westlake Park Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Two Westlake Park Mortgage Loan matures on October 11, 2021.

Following the lockout period, the borrowers have the right to defease the Two Westlake Park Mortgage Loan in whole, but not in part, on any date before October 11, 2020.  In addition, the Two Westlake Park Mortgage Loan is prepayable without penalty on or after October 11, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$91,000,000	73.9%	Purchase price	$120,000,000	97.5%
Sponsor’s new cash contribution	$32,106,521	26.1	Reserves	2,587,734	2.1
			Closing costs	518,787	0.4
Total Sources	$123,106,521	100.0%	Total Uses	$123,106,521	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The Property.  The Two Westlake Park Property is comprised of a 17-story, class A, office tower and an adjacent seven-level parking garage, which also includes two floors of office space above the parking garage located in Houston, Texas.  The Two Westlake Park Property is situated on 5.4 acres  within the larger 58.0-acre Westlake Park office complex and consists of two office components; a 382,820 square foot office tower (the “Tower Space”) and a 67,334 square foot space located on a portion of the top two floors of the adjacent parking garage  (the “Club Space”).  The Club Space was previously leased to the Westlake Club.  The Tower Space is 54.1% leased to ConocoPhillips (“Conoco”) and 25.0% leased to BP plc (“BP”).  Conoco has expanded approximately 120,621 square feet since taking occupancy at the Two Westlake Property in 2002.  The Two Westlake Park Property is located adjacent to BP’s North American headquarters and since taking occupancy in 2005, BP has increased its square footage from 95,669 square feet to 163,003 square feet.  The Club Space was previously used as a fitness gym, but in 2013 the seller spent approximately $6.0 million to renovate the Club Space, which included upgrading the core and shell of the space; roof replacement; new exterior windows; exterior walls and stucco; HVAC system; mechanical rooms, restrooms, plumbing and electrical. The Club Space is currently in shell condition and neither the Borrower nor BP has any obligation to complete the build-out during the lease term.  The Two Westlake Property contains a seven-level parking garage that offers 1,299 spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet of rentable area.  Other building amenities include a fitness center with showers and locker rooms, basement floor café and 77 executive parking spaces.  As of September 1, 2014 the Two Westlake Park Property was 100.0% leased by nine tenants.

The following table presents certain information relating to the tenancy at the Two Westlake Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
ConocoPhillips	A/A1/A	207,009(3)	46.0%	$22.19(4)	$4,592,648	45.5%	11/30/2019(5)(6)
BP	A/A2/A	163,003(7)	36.2%	$22.08 (8)	$3,599,758	35.7%	Various(9)
Marubeni-Itochu	NR/Baa2/BBB	25,041	5.6%	$24.18	$605,545	6.0%	Various(10)(11)
Merrill Lynch Pierce	A/Baa2/NR	12,711	2.8%	$26.41	$335,679	3.3%	4/30/2017
Total Major Tenants		407,764	90.6%	$22.40	$9,133,630	90.5%

Non-Major Tenants		42,390	9.4%	$22.60	$958,105	9.5%

Occupied Collateral Total		450,154	100.0%	$22.42	$10,091,735	100.0%

Vacant Space		0	0.0%

Collateral Total		450,154	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through August 2015.
(3)	Square footage includes 7,386 square feet of storage space. The Annual U/W Base Rent PSF for the storage space is $15.00.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Conoco represent the tenant’s average rent over their lease term. The tenant’s current in-place rent is $21.00 PSF.
(5)	Conoco has one, 5-year renewal option at the prevailing market rental rate with 12-months’ notice.
(6)	Conoco can terminate 7,386 square feet of storage space at any time with 60-days’ notice.
(7)	BP leases 67,334 square feet, which was previously used as a work-out facility. The space is in shell condition and not currently being used by BP.
(8)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for BP represent the tenant’s average rent over their lease term.  The tenant’s current in-place rent for the Club Space is $14.50 PSF and $26.50 PSF for the Tower Space.

(9)
The lease for the Tower Space (95,669 square feet) expires on June 30, 2017 and the lease for the Club Space (67,334 square feet) expires on April 30, 2019.  The lease for the Tower Space includes one, 3-year tenant renewal option at $26.50 PSF and the Club Space lease includes one, 5-year  tenant extension at the prevailing fair market rent.

(10)	7,131 square feet expires on November 30, 2016 and 17,910 square feet expires on January 31, 2021.
(11)	Marubeni-Itochu may terminate 17,910 square feet on February 1, 2016 with nine months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The following table presents certain information relating to the lease rollover schedule at the Two Westlake Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,251	0.7%	3,251	0.7%	$58,485	$17.99
2014	0	0	0.0%	3,251	0.7%	$0	$0.00
2015	2	12,515	2.8%	15,766	3.5%	$261,136	$20.87
2016	2	20,477	4.5%	36,243	8.1%	$486,967	$23.78
2017	6	108,380	24.1%	144,623	32.1%	$2,878,294	$26.56
2018	1	7,839	1.7%	152,462	33.9%	$160,700	$20.50
2019	7	274,343	60.9%	426,805	94.8%	$5,649,792	$20.59
2020	0	0	0.0%	426,805	94.8%	$0	$0.00
2021	2	23,349	5.2%	450,154	100.0%	$596,362	$25.54
2022	0	0	0.0%	450,154	100.0%	$0	$0.00
2023	0	0	0.0%	450,154	100.0%	$0	$0.00
2024	0	0	0.0%	450,154	100.0%	$0	$0.00
Thereafter	0	0	0.0%	450,154	100.0%	$0	$0.00
Vacant	0	0	0.0%	450,154	100.0%	$0	$0.00
Total/Weighted Average	22(4)	450,154	100.0%			$10,091,735	$22.42

(1) Information obtained from the underwritten rent roll.

(2)   Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3) Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4) Multiple tenants operate under more than one lease. There are nine tenants subject to 22 leases.

The following table presents historical occupancy percentages at the Two Westlake Park Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)       Information obtained from the borrower.
(2)       Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Two Westlake Park Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$9,404,703	$9,331,477	$9,239,208	$10,091,735(1)	$22.42
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	1,729,435	3,407,868	3,456,882	4,134,793	9.19
Parking Income	390,814	185,373	178,615	402,360	0.89
Other Income	281,037	35,674	34,567	34,567	0.08
Less Free Rent	(217,407)	(218,479)	(650,896)	0(2)	0.00
Less Vacancy	0	0	0	(504,587)(3)	(1.12)
Effective Gross Income	$11,388,581	$12,741,913	$12,258,376	$14,158,869	$31.45

Total Operating Expenses	$4,470,799	$4,915,824	$5,135,642	$5,924,328	$13.16

Net Operating Income	$6,917,782	$7,826,089	$7,122,734	$8,234,540	$18.29

TI/LC	0	0	0	838,146	1.86
Capital Expenditures	0	0	0	90,031	0.20
Net Cash Flow	$6,917,782	$7,826,089	$7,122,734	$7,306,364	$16.23

NOI DSCR	1.30x	1.47x	1.34x	1.55x
NCF DSCR	1.30x	1.47x	1.34x	1.37x
NOI DY	7.6%	8.6%	7.8%	9.0%
NCF DY	7.6%	8.6%	7.8%	8.0%

(1)
The increase in the U/W Base Rent from the TTM 6/30/2014 is attributed to contractual rent increases through August 2015 ($42,066), lease renewals($10,348), rent averaging for Conoco, BP and Merrill Lynch Pierce($398,570) and the expiration of free rent ($406,248).

(2)	The remaining parking free rent ($650,896) expires in May 2016. A free rent escrow was collected at closing for all outstanding concessions.
(3)	The underwritten economic vacancy is 5.0%. The Two Westlake Park Property was 100.0% leased as of September 1, 2014.

Appraisal.  As of the appraisal valuation date of August 29, 2014, the Two Westlake Park Property had an “as-is” appraised value of $124,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 27, 2014, there was no evidence of any recognized environmental conditions at the Two Westlake Park Property.

Market Overview and Competition.  The Two Westlake Park Property is located along the southwest corner of the intersection of Westlake Boulevard and Grisby Road and less than one-half mile away from Interstate-10 in Houston’s Energy Corridor/West Katy Freeway office submarket.  The Energy Corridor is located along Interstate-10 midway between Beltway 8 and the Grand Parkway, and is home to several multi-national companies.  According to the appraisal, the broad range of companies, from energy to healthcare, engineering, and financial services makes the Energy Corridor the fifth largest employment center in the Houston region with more than 84,000 employees.  Top employers in the Energy Corridor include many multi-national corporations such as Conoco, ExxonMobil Chemical, Shell Oil Company, BP, Gulf States Toyota, SYSCO Corporation, KBR, McDermott International, and UniversalPegasus International.  The Energy Corridor/West Katy Freeway office submarket is the third largest submarket, behind only the central business district and the Galleria submarket in terms of overall size among Houston’s office markets. The Energy Corridor/Katy Freeway office submarket has historically been one of Houston’s best performing submarkets due to its concentration of oil and gas companies, as well as its accessibility and proximity to a number of middle and upper-income master planned communities located throughout Houston’s west side.  According to the appraisal, since 1999, the Energy Corridor/West Katy Freeway office submarket has been the fastest growing submarket in Houston. The amount of Class A space increased from 5.1 million square feet at the end of 2000 to 13.9 million square feet as of mid-year 2014.  In addition, the Energy Corridor/West Katy Freeway Class A office submarket experienced net absorption of nearly approximately 6.5 million square feet from 1999 to 2013, which included 11 consecutive quarters of positive net absorption. The appraiser assumed a market rent conclusion of $23.50 per square foot, triple-net for the Tower Space and $17.00 per square foot, triple net for the Club Space.

The Two Westlake Park Property is located within the 2.8 million square foot, 58.0 acre Westlake Park office complex.  Westlake Park’s campus-like setting provides communal open spaces and walkability between the various buildings.  Within the Westlake Park complex, BP leases or owns approximately 1.5 million square feet in four separate buildings, which includes their North American headquarters.  The Two Westlake Park Property is adjacent to the BP headquarters property.  According to a third-party market research report, since 2004, occupancy within the Westlake Park office complex has averaged 98.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The following table presents certain information relating to comparable properties to the Two Westlake Park Property:

Competitive Set(1)

	Two Westlake Park (Subject)	Energy Center II	The Reserve at Park Ten	Eldridge Oaks Phase I	Three Eldridge Place	Energy Tower II	Energy Crossing I
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance from Subject	--	1.5 miles	2.6 miles	1.5 miles	1.9 miles	2.9 miles	1.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2013	2009/NAP	2009/NAP	2009/NAP	2009/NAP	2009/NAP	2008
Stories	17	12	6	14	13	17	6
Total GLA	450,154 SF	303,299 SF	146,239 SF	349,190 SF	305,885 SF	428,831 SF	240,166 SF
Total Occupancy	100%	100%	100%	99%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Bravelake Property Owner, LP (“Bravelake”), which is a single purpose entity with two independent directors.  Bravelake is a joint-venture that is owned by Pimco Bravo Fund II, L.P. and Hicks Management LLC.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Westlake Park Mortgage Loan.  LVS II Offshore, L.P. is the guarantor of certain nonrecourse carveouts under the Two Westlake Park Mortgage Loan.

The Sponsor. The sponsor is LVS II Offshore, L.P. (“LVS”).  Pimco Bravo Fund II, L.P., which owns 100.0% of LVS, is a $5.5 billion real estate private equity fund that is controlled by Pacific Investment Management LLC (“Pimco”).  Pimco is a global investment manager with offices in 12 countries and has approximately $1.87 trillion in assets under management as of September 30, 2014.

Escrows. The loan documents provide for upfront reserves in the amount of $2,260,754 for taxes and $326,980 for parking rent concessions associated with BP ($303,600), Marubeni-Itochu ($10,785) BP Federal Credit Union ($7,480), and Merrill Lynch Pierce ($5,115).  The loan documents require monthly deposits of $251,195 for real estate taxes, $9,476 for replacement reserves (subject to a cap of $227,424) and $37,904 for tenant improvements and leasing commissions.  The tenant improvements and leasing commissions reserve will be capped at $909,696 but only for so long as (i) no event of default has occurred and is continuing; and the amortizing debt service coverage ratio is not less than 1.10x.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrowers provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Two Westlake Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after the application in accordance with the loan documents are distributed to the borrower’s operating account.  During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio is less than 1.10x at the end of any calendar quarter; or (iii) either Conoco or BP fails to give notice that it will be renewing or gives notice that it will not be renewing its respective lease on or before 12-months prior to their lease expiration for BP and 24-months for Conoco.

A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), (a) the date on which Conoco or BP renews or extends its respective lease; (b) a replacement tenant that is not an affiliate of the borrower takes occupancy in the entire space formerly occupied by Conoco or BP and is paying full unabated rent; or (c) an amount equal to $25.00 per square foot of the terminated or not renewed Conoco or BP space is collected into a tenant improvement and leasing commissions reserve.

Property Management.  The Two Westlake Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Two Westlake Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Two Westlake Park Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 Gateway Center Phase II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset

				Property Type:	Retail

Original Principal Balance(1):	$75,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	[ ]%			Size:	602,164 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$498.20
Borrower Name:	Gateway Center Properties Phase II Owner, LLC			Year Built/Renovated:	2014/NAP
Sponsor:	The Related Companies, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.277%			Property Manager:	Self-managed
Note Date:	August 14, 2014			3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAP
Maturity Date:	September 6, 2024			Most Recent Occupancy(4):	NAP
IO Period:	120 months			Current Occupancy (As of)(5):	99.5% (9/9/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(4):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAP
Call Protection:	L(26),D(89),O(5)			Most Recent NOI(4):	NAP
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Existing Mezzanine (New Market Tax Credit); Future Mezzanine
				U/W Revenues:	$28,394,908
				U/W Expenses:	$4,856,899
Escrows and Reserves(3):				U/W NOI:	$23,538,009
				U/W NCF:	$22,771,407
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.81x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	1.75x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	7.8%
Replacement Reserve	$0	Springing	$240,891	U/W NCF Debt Yield(1):	7.6%
TI/LC	$0	Springing	$1,333,450	As-Completed Appraised Value(6):	$451,000,000
Construction Completion	$18,087,509	$0	NAP	As-Completed Appraisal Valuation Date(6):	October 1, 2014
Outstanding TI/LC	$10,025,448	$0	NAP	Cut-off Date LTV Ratio(1)(6):	66.5%
Rent Concession	$2,680,329	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	66.5%

(1)
The Gateway Center Phase II Loan Combination, totaling $300,000,000, is comprised of three pari passu notes. The non-controlling Note A-2 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and will be contributed to the WFRBS 2014-C24 Trust.  The controlling Note A-1 had an original principal balance of $120,000,000 and is expected to be contributed to the COMM 2014-CCRE20 Trust; and the non-controlling Note A-3 had an original principal balance of $105,000,000 and is expected to be contributed to a future trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Gateway Center Phase II Loan Combination.

(2)	See “Subordinate and Mezzanine Indebtedness” section and “New Market Tax Credit Debt” section.
(3)	See “Escrows” section.
(4)	Historical occupancy and operating history are not available as the Gateway Center Phase II Property was built in 2014.
(5)	See “Historical Occupancy” section.
(6)
Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the As-Completed Appraised Value.  As of the appraisal valuation date of September 19, 2014, the Gateway Center Phase II Property had an as-is appraised value of $443,000,000.  Based on the as-is appraised value, the Cut-off Date LTV Ratio is 67.7%.

The Mortgage Loan.  The mortgage loan (the “Gateway Center Phase II Loan Combination”) is evidenced by three pari passu promissory notes (notes A-1, A-2 and A-3) secured by a first mortgage encumbering an anchored retail property located in Brooklyn, New York (the “Gateway Center Phase II Property”).  The Gateway Center Phase II Loan Combination was co-originated on August 14, 2014 by Wells Fargo Bank, National Association and German American Capital Corporation.  The Gateway Center Phase II Loan Combination had an original principal balance of $300,000,000, has an outstanding principal balance as of the Cut-off Date of $300,000,000 and accrues interest at an interest rate of 4.277% per annum.  The Gateway Center Phase II Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Gateway Center Phase II Loan Combination.  The Gateway Center Phase II Loan Combination matures on September 6, 2024.

Note A-2, which represents a non-controlling interest in the Gateway Center Phase II Loan Combination and will be contributed to the WFRBS 2014-C24 Trust, had an original principal balance of $75,000,000 and has an outstanding principal balance as of the Cut-off Date of $75,000,000.  Note A-1, which had an original principal balance of $120,000,000, represents the controlling interest in the Gateway Center Phase II Loan Combination and is expected to be contributed to the COMM 2014-CCRE20 Trust.  Note A-3, which had an original principal balance of $105,000,000, represents a non-controlling interest in the Gateway Center Phase II Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

Combination and is expected to be contributed to a future trust.  However, the lender provides no assurances that the notes A-1 and A-3 will not be split further.  Notes A-1 and A-3 are herein referenced as the “Gateway Center Phase II Companion Loans.”

Following the lockout period, the borrower has the right to defease the Gateway Center Phase II Loan Combination in whole, but not in part, on any date before May 6, 2024.  In addition, the Gateway Center Phase II Loan Combination is prepayable without penalty on or after May 6, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$300,000,000	100.0%	Loan payoff	$230,144,582	76.7%
			Reserves	30,793,286	10.3
			Closing costs	4,087,862	1.4
			Return of equity	34,974,271	11.7
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

The Property.  The Gateway Center Phase II Property is a one- and two-level, anchored retail power center comprising 602,164 square feet of rentable area and located in Brooklyn, New York.  The Gateway Center Phase II Property is located adjacent to Gateway Center Phase I, a 638,000 square foot retail power center also developed and owned by the sponsor (not part of the collateral).  Completed in 2002, Gateway Center Phase I is anchored by Home Depot, Target and BJ’s Wholesale Club and was 100.0% leased as of September 2014.  The most recent prior financing of the Gateway Center Phase II Property was not included in a securitization; however, Gateway Center Phase I was securitized in UBSBB 2013-C6.  The rentable area of the Gateway Center Phase II Property is inclusive of three pad sites leased to JC Penney, Applebee’s and Bank of America.  The JC Penney store at the Gateway Center Phase II Property is the only new store that the company has opened this year and represents a flagship location.  JC Penney has invested approximately $25.0 million constructing and building out its space and has prepaid $10.0 million in pad rent, representing 28.9% of the tenant’s contractual rent over its entire 20-year lease term.  The Gateway Center Phase II Property contains 2,087 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area.  As of September 9, 2014, the Gateway Center Phase II Property was 99.5% leased to 33 tenants (inclusive of two LOIs accounting for 1.2% of the rentable area), and the Gateway Center Phase II Property was 97.1% pre-leased prior to the opening of the first tenant (Applebee’s) on July 23, 2014.  As of October 14, 2014, the Gateway Center Phase II Property was 87.4% physically occupied by 21 tenants.  The Gateway Center Phase II Property is expected to be 96.3% physically occupied by November 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

The following table presents certain information relating to the tenancy at the Gateway Center Phase II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Burlington Coat Factory	NR/NR/B	73,864	12.3%	$34.00	$2,511,512	10.2%	NAV	NAV	8/24/2029
ShopRite	NR/NR/NR	89,774	14.9%	$27.50	$2,468,785	10.1%	NAV	NAV	8/22/2034
JC Penney(3)	CCC/Caa1/CCC+	124,168	20.6%	$9.35(4)	$1,160,611(4)	4.7%	NAV	NAV	8/17/2034
Total Anchor Tenants		287,806	47.8%	$21.34	$6,140,908	25.0%

Major Tenants
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$46.00	$1,448,034	5.9%	NAV	NAV	7/23/2027
TJ Maxx	NR/A3/A+	32,922	5.5%	$42.26(5)	$1,391,420(5)	5.7%	NAV	NAV	8/21/2024
Nordstrom Rack	A-/Baa1/A-	32,697	5.4%	$42.19(6)	$1,379,329(6)	5.6%	NAV	NAV	10/6/2024
Sports Authority(7)	NR/B3/NR	33,593	5.6%	$34.50	$1,158,959	4.7%	NAV	NAV	10/7/2026
Michaels	NR/NR/B	22,516	3.7%	$50.00	$1,125,800	4.6%	NAV	NAV	8/12/2024
Total Major Tenants		153,207	25.4%	$42.45	$6,503,542	26.5%

Non-Major Tenants(9)		158,079	26.3%	$75.14	$11,877,937	48.4%

Occupied Collateral Total		599,092	99.5%	$40.93	$24,522,388	100.0%

Vacant Space		3,072	0.5%

Collateral Total		602,164	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Costs are not available, as the first tenant to open for business was on July 23, 2014.
(3)	JC Penney is a leased fee tenant and owns its improvements.
(4)	JC Penney prepaid $10.0 million of pad rent.
(5)
Represents the tenant’s average rent per square foot and contractual rental rate from the Note Date through the tenant’s Lease Expiration Date.  TJ Maxx has a current rental rate of $40.00 per square foot.

(6)
Represents the tenant’s average rent per square foot and contractual rental rate over the term of the Gateway Center Phase II Loan Combination.  Nordstrom Rack has a current rental rate of $40.00 per square foot.

(7)	Sports Authority has a signed lease and is expected to open for business by October 24, 2014.
(8)
Includes (i) nine tenants totaling 5.3% of Tenant NRSF that have signed leases but were not yet in occupancy or open for business as of October 14, 2014 and (ii) New York & Co and GameStop (collectively 1.2% of Tenant NRSF and 2.6% of Annual U/W Base Rent), which have executed LOIs but have not yet signed leases.

The following table presents certain information relating to the lease rollover schedule at the Gateway Center Phase II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	1,870	0.3%	1,870	0.3%	$190,908	$102.09
2020	1	1,332	0.2%	3,202	0.5%	$139,860	$105.00
2021	0	0	0.0%	3,202	0.5%	$0	$0.00
2022	1	4,041	0.7%	7,243	1.2%	$404,100	$100.00
2023	0	0	0.0%	7,243	1.2%	$0	$0.00
2024	16	169,681	28.2%	176,924	29.4%	$10,071,493	$59.36
Thereafter	14	422,168	70.1%	599,092	99.5%	$13,716,027	$32.49
Vacant	0	3,072	0.5%	602,164	100.0%	$0	$0.00
Total/Weighted Average	33	602,164	100.0%			$24,522,388	$40.93

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

The following table presents historical occupancy percentages at the Gateway Center Phase II Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/9/2014(2)(3)
NAP	NAP	NAP	99.5%

(1)	Historical Occupancy is not available, as the Gateway Center Phase II Property was built in 2014.
(2)	Information obtained from the underwritten rent roll.
(3)
Occupancy includes 10 tenants totaling 10.9% of rentable area that have signed leases but are not yet in occupancy or open for business.  Occupancy also includes New York & Co and GameStop (collectively 1.2% of rentable area), which have executed LOIs but have not yet signed leases.  As of October 14, 2014, the Gateway Center Phase II Property was 87.4% physically occupied by 21 tenants.  The Gateway Center Phase II Property is expected to be 96.3% physically occupied by November 30, 2014.

Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Gateway Center Phase II Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$24,522,388	$40.72
Grossed Up Vacant Space	264,328	0.44
Total Reimbursables	3,791,167	6.30
Other Income	81,354	0.14
Total Gross Income	$28,659,237	$47.59

Less Vacancy	(264,328)(2)	(0.44)
Effective Gross Income	$28,394,908	$47.15

Total Operating Expenses	$4,856,899	$8.07

Net Operating Income	$23,538,009	$39.09

TI/LC	673,142	1.12
Capital Expenditures	93,461	0.16
Net Cash Flow	$22,771,407	$37.82

NOI DSCR(3)	1.81x
NCF DSCR(3)	1.75x
NOI DY(3)	7.8%
NCF DY(3)	7.6%

(1)	Historical operating performance is not available as the Gateway Center Phase II Property was built in 2014.
(2)	The underwritten economic vacancy is 0.9% of Total Gross Income. The Gateway Center Phase II Property was 99.5% leased (inclusive of two LOIs covering 1.2% of rentable area) as of September 9, 2014.
(3)	DSCRs and debt yields are based on the Gateway Center Phase II Loan Combination.

Appraisal.  As of the appraisal valuation date of October 1, 2014, the Gateway Center Phase II Property had an “as-completed” appraised value of $451,000,000.  The appraiser also concluded to an “as-is” appraised value of $443,000,000 with a valuation date of September 19, 2014.

Environmental Matters.  The Phase I environmental report, dated June 18, 2014 noted that the Gateway Center Phase II Property is located on the site of a former landfill, and development is required to proceed in connection with a remedial action plan (“RAP”) approved by the New York Department of Environmental Protection (“NYCDEP”). The RAP included a vapor barrier beneath the buildings as well as a passive gas venting system throughout the site. The RAP also requires a final closure report to be submitted to the NYCDEP. The Phase I ESA considered the landfill mitigation of the site to be a controlled recognized environmental condition with no further site assessment necessary.  Pursuant to the loan documents, the borrower and guarantor are required to seek closure for the Gateway Center Phase II Property under the RAP, and provide secondary containment for or to dispose of the drums.  The Phase I ESA considered the landfill mitigation of the site to be a Controlled Recognized Environmental Condition with no further site assessment being necessary.

The Phase I environmental report recommended that an open spill case related to a release of 20 gallons of diesel fuel on February 7, 2014 should be monitored until administrative closure is granted by the New York State Department of Environmental Conservation (“NYSDEC”) and the drums in the southern portion of the Gateway Center Phase II Property be provided secondary containment or properly disposed under manifest if no longer in use. Although construction was not fully completed at the time of inspection, all necessary approvals for landfill development have been received and a remedial action plan had been developed and approved.  The Phase I environmental report identifies an unrelated party as the party that is responsible for the open spill case and is required by the NYSDEC to submit a narrative cleanup report and manifest information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

Market Overview and Competition.  The Gateway Center Phase II Property is located within the North Brooklyn submarket, just north of Jamaica Bay and bound by Atlantic Avenue to the north, North Conduit Avenue to the east, 108th Street to the west and the Belt Parkway to the south.  Primary vehicular access to the area is provided by the Belt Parkway, which provides access to Brooklyn, Staten Island, Queens and Long Island.  Access from the east and west is provided via Flatlands Avenue, and access from the north and south is provided by Fountain Avenue and Pennsylvania Avenue.  Nearby MTA bus and subway access is available via the “2” and “3” train lines located approximately one half mile north of the Gateway Center Phase II Property; the “L” train located approximately three quarters of a mile west; and MTA bus stops located in front of the Gateway Center Phase II Property. The Gateway Center Phase II Property is located just east of Starrett City, which comprises 46 multi-story residential apartment buildings totaling approximately 5,900 units.  In addition, the sponsor has been approved for the development of approximately 2,385 residential housing units known as the Gateway Estates, located adjacent to the Gateway Center Phase II Property.

As of the second quarter of 2014, there was 70.2 million square feet of retail space located in the Brooklyn retail market.  Power centers comprise approximately 1.1 million square feet of available retail space, all of which originates from the North Brooklyn submarket. As of the second quarter of 2014, average vacancy was 0.0% for power center retail and 4.4% for general retail in the Brooklyn retail market.  Total year-to-date net absorption for the Brooklyn retail market as of the second quarter of 2014 was 203,754 square feet at an average rental rate of $41.41 per square foot, triple net.

The following table presents certain information relating to comparable properties to the Gateway Center Phase II Property:

Competitive Set(1)

	Gateway Center Phase II (Subject)	Gateway Center Phase I	Triangle Junction	Canarsie Phase	Shops at Skyview Center	Rego Park Center
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Queens, NY	Queens, NY
Distance from Subject	--	0.1 miles	4.1 miles	2.1 miles	2.6 miles	5.3 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2014/NAP	2001/NAP	2008/NAP	2010/NAP	2013/NAP	1996/NAP
Total GLA	602,164 SF	638,000 SF	300,000 SF	277,907 SF	676,492 SF	346,852 SF
Total Occupancy	100%(2)	100%	100%	93%	95%	100%

(1)	Information obtained from the appraisal.
(2)	The Gateway Center Phase II Property is 99.5% leased as of September 9, 2014 and 87.4% physically occupied as of October 14, 2014.

The Borrower. The borrower is Gateway Center Properties Phase II Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Gateway Center Phase II Loan Combination.  The Related Companies, L.P. is the guarantor of certain nonrecourse carveouts under the Gateway Center Phase II Loan Combination.

The Sponsor. The sponsor is The Related Companies, L.P. (“Related”).  Founded in 1972, Related is a privately owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments within the United States and internationally.  Related’s real estate portfolio currently includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi, Sao Paolo and Shanghai. These developments include Time Warner Center and Tribeca Green in Manhattan, CityPlace in West Palm Beach and The Century in Los Angeles. Related is also currently developing the Hudson Yards project on Manhattan’s west side, a 17.4 million square foot mixed-use development which is expected to be completed in 2018. Since inception, Related has developed or acquired over $22.0 billion of real estate and currently has seven offices in the United States (Boston, Chicago, Las Vegas, Miami, New York and San Francisco) and three international offices (Abu Dhabi , Sao Paolo and Shanghai).

Escrows.  The loan documents provide for upfront reserves in the amount of $18,087,509 for the completion of construction of certain capital expenditures, $10,025,448 for outstanding approved leasing expenses and $2,680,329 for free rent periods related to various tenants.  During a Trigger Period (as defined below), the borrower is required to make ongoing monthly deposits of (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the annual insurance premiums, (iii) $10,037 for replacement reserves (subject to a cap of $240,891) and (iv) $55,560 for tenant improvements and leasing commissions (subject to a cap of $1,333,450).

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Gateway Center Phase II Loan Combination; (ii) the debt service coverage ratio (based on a 30-year amortization period) falling below 1.10x (equivalent to an approximately 1.50x debt service coverage ratio based on interest-only payments) at the end of any calendar quarter; or (iii) the occurrence and continuance of an event of default under any mezzanine loan (see “Subordinate and Mezzanine Indebtedness” section).  A Trigger Period will be cured, with regard to clauses (i) and (iii), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio (based on a 30-year amortization  period) being equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The Gateway Center Phase II Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.   Prior to the occurrence of a Trigger Period (see “Escrows” section), all funds on deposit in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

lockbox account are distributed to the borrower.  During a Trigger Period, all cash flow is swept to a lender controlled cash management account.

Property Management.  The Gateway Center Phase II Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Gateway Center Phase II Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy certain requirements relating to financial strength and experience set forth in the loan documents; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Gateway Center Phase II Companion Loans.

Right of First Refusal.  JC Penney has a right of first refusal (“ROFR”) to purchase its pad site at the Gateway Center Phase II Property.  The ROFR is not extinguished by a foreclosure of the Gateway Center Phase II Property; however, the ROFR does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  At any time following August 4, 2017, the borrower has the right to incur mezzanine financing in an amount up to $50,000,000 with a maturity date no earlier than the maturity date of the Gateway Center Phase II Loan Combination from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 66.5%; (iii) the combined debt service coverage ratio (based on a 30-year amortization period) is not less than 1.27x; and (iv) receipt of rating agency confirmations from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates and similar confirmations with respect to the ratings of any securities backed by the Gateway Center Phase II Companion Loans.

Land Disposition Agreement. The borrower’s sole member and predecessor-in-title as owner of the Gateway Center Phase II Property entered into a Land Disposition Agreement (“LDA”) with the City of New York agreeing to complete construction on the Gateway Center Phase II Property in accordance with LDA requirements. The LDA also provides that in the event of a sponsor default, the City of New York has certain reverter rights to reacquire title to the Gateway Center Phase II Property. The City of New York has subordinated its reverter rights to the lien of the mortgage. The loan documents require the borrower to obtain a Certificate of Completion (as defined in the LDA), and provide that the borrower and guarantor are personally liable for losses arising from a sponsor default if the City exercises its reverter rights (with limited exceptions for losses occurring after the Certificate of Completion is delivered to lender and the lender’s first pursuing title insurance recovery).

Industrial and Commercial Abatement Program.  The sponsor has made application for a 15-year tax abatement under the City of New York’s Industrial and Commercial Abatement Program (“ICAP”). Four of six buildings at the Gateway Center Phase II Property have received preliminary approval from the City. All leases at the Gateway Center Phase II Property provide for a pass-through of property taxes to the respective tenants, with the result that ICAP subsidies, if received, would reduce occupancy costs for such tenants.  The sponsor previously received a 25-year ICAP tax abatement on the neighboring Gateway Center Phase I property (not part of the collateral) that expires in 2028.

New Market Tax Credit Debt. In connection with the issuance of certain tax credits in connection with the development of the Gateway Center Phase II Property, a pass-through mezzanine loan was incurred: (A) Gateway Leverage Lender, LLC, an affiliate of the sponsor made a loan in the aggregate amount of $30,501,077 to indirect owners of the borrower secured by their ownership interest in USBCDE Sub-CDE 83, LLC and RCDG Sub-CDE III, LLC (collectively, the “Mezzanine Lenders”); and (B) the Mezzanine Lenders made a corresponding loan in the same amount to the sole member of borrower secured by its ownership in the borrower.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Gateway Center Phase II Property, provided however, that the borrower shall not be required to spend more than 200% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 - Crossings at Corona

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$70,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Corona, CA
% of Initial Pool Balance:	[ ]%			Size:	834,075 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$173.85
Borrower Name:	Castle & Cooke Corona Crossings, LLC			Year Built/Renovated(4):	Various/NAP
Sponsors:	Various(2)			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	September 11, 2014			3rd Most Recent Occupancy (As of):	97.6% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.3% (12/31/2012)
Maturity Date:	September 11, 2024			Most Recent Occupancy (As of):	98.1% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(5):	96.9% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$12,988,840 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,904,757 (12/31/2013)
Call Protection:	L(26),D(89),O(7)			Most Recent NOI (As of):	$12,978,805 (TTM 6/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$18,045,605
				U/W Expenses:	$6,112,113
Escrows and Reserves(3):				U/W NOI:	$11,933,492
				U/W NCF:	$10,906,369
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.39x
Taxes	$2,117,050	$229,672	NAP	U/W NCF DSCR(1):	1.27x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.2%
Replacement Reserves	$0	$15,291	NAP	U/W NCF Debt Yield(1):	7.5%
TI/LC Reserve	$0	$69,506	$850,000	As-Is Appraised Value:	$222,000,000
Earnout Reserve	$6,500,000	$0	NAP	As-Is Appraisal Valuation Date:	August 5, 2014
Sports Authority Reserve	$172,830	$0	NAP	Cut-off Date LTV Ratio(1):	65.3%
Outstanding TI/LC Reserve	$75,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	56.9%

(1)
The Crossings at Corona Loan Combination, totaling $145,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2, which represents the non-controlling interest in the Crossings at Corona Loan Combination, had an original principal balance of $70,000,000, has an outstanding principal balance of $70,000,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  The controlling Note A-1 had an original principal balance of $75,000,000 and was contributed to the WFRBS 2014-C23 trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Crossings at Corona Loan Combination.

(2)	See “The Sponsors” section.
(3)	See “Escrows” section.
(4)	The Crossings at Corona Property was constructed in phases from 2004 to 2007.
(5)
Current Occupancy includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), who was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Current Occupancy excluding Barnes & Noble is 93.9%.

The Mortgage Loan.  The mortgage loan (the “Crossings at Corona Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an anchored retail center located in Corona, California (the “Crossings at Corona Property”). The Crossings at Corona Loan Combination was originated on September 11, 2014 by Wells Fargo Bank, National Association. The Crossings at Corona Loan Combination had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.300% per annum.  The Crossings at Corona Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Crossings at Corona Loan Combination matures on September 11, 2024.

Note A-2, which represents the non-controlling interest in the Crossings at Corona Loan Combination, will be contributed to the WFRBS 2014-C24 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off Date of $70,000,000. Note A-1 (the “Crossings at Corona Companion Loan”), which had an original principal balance of $75,000,000 and represents the controlling interest in the Crossings at Corona Loan Combination, was contributed to the WFRBS 2014-C23 Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

Following the lockout period, the borrower has the right to defease the Crossings at Corona Loan Combination in whole, but not in part, on any date before March 11, 2024. In addition, the Crossings at Corona Loan Combination is prepayable without penalty on or after March 11, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$145,000,000	95.7%	Loan payoff(1)	$141,943,815	93.7%
Sponsor’s new cash contribution	$6,505,377	4.3	Reserves	8,864,880	5.9
			Closing costs	696,682	0.5
Total Sources	$151,505,377	100.0%	Total Uses	$151,505,377	100.0%

(1)	Phases I and II of the Crossings at Corona Property were securitized in COMM 2004-LB4A; phase III was securitized in WBCMT 2005-C21; and phase IV debt was not securitized.

The Property.  The Crossings at Corona Property is an anchored retail power center located in Corona, California, approximately 50 miles southeast of Los Angeles, California. The Crossings at Corona Property contains 962,238 square feet of retail space, of which 834,075 square feet serve as collateral for the Crossings at Corona Loan Combination. The Crossings at Corona Property is situated on a 97.5-acre parcel of land and is anchored by Target (not part of collateral), Edwards Theatres (Regal), Kohl’s and Toys/Babies”R”Us. Other major tenants include Marshall’s, Ross Dress for Less, Best Buy, Michaels, Bed, Bath & Beyond, Old Navy, Petco and Cost Plus. The Crossings at Corona Property consists of 26 buildings, with anchor and in-line space along the north and east boundaries, and an entertainment-focused portion near the center portion, which includes the Edwards Theatres and various restaurants. The Crossings at Corona Property contains 6,370 parking spaces, resulting in a parking ratio of 6.6 spaces per 1,000 square feet of rentable area. As of December 2013, 19 tenants, representing approximately 204,271 square feet (24.5% of net rentable area) reporting at least three full prior years of comparable sales exhibited average trailing 12-month sales of $294 PSF with an average occupancy cost of 8.6% (excluding Edwards Theatres as their sales are based on a per screen basis). Comparable year-over-year sales increased 6.1% from 2011 to 2012, and 6.1% from 2012 to 2013.

The Crossings at Corona Property was constructed in four phases from 2004 through 2007. The Crossings at Corona Property has exhibited a stable operating history, with net operating income of at least $11.0 million since 2007 (trough 2008 NOI debt yield was 7.6%), and averaging approximately $12.4 million over the same time period (including the trailing-12 June 30, 2014 net operating income). Occupancy has been at least 90.3% since 2007, averaging 95.7% over the same time period (including the current July 31, 2014 occupancy). Further, investment-grade rated tenants lease approximately 28.7% of the net rentable area. A partial condemnation is possible in connection with the proposed widening of Cajalco Road, adjacent to the Crossings at Corona Property. No physical impact on any buildings at the Crossings at Corona Property is anticipated based on current design proposals. As of July 31, 2014, the Crossings at Corona Property was 96.9% occupied by 67 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents certain information relating to the tenancy at the Crossings at Corona Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)		% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Target	A-/A2/A	128,163	SHADOW ANCHOR – NOT PART OF THE COLLATERAL

Anchor Tenants
Edwards Theatres (Regal)	B+/B1/B+	80,485	9.6%	$20.00		$1,609,700		12.0%	$498,454(4)	22.9%(4)	11/30/2019(5)
Kohl’s	BBB+/Baa1/BBB+	87,050	10.4%	$12.05	(6)	$1,048,920	(6)	7.8%	NAV	NAV	1/31/2024(7)
Toys/Babies”R”Us	CCC-/Caa2/B-	63,359	7.6%	$14.00	(8)	$887,026	(8)	6.6%	NAV	NAV	1/31/2019(9)
Total Anchor Tenants		230,894	27.7%	$15.36		$3,545,646		26.5%

Major Tenants
Sports Authority	NR/NR/NR	37,633	4.5%	$13.25		$498,637		3.7%	NAV	NAV	1/31/2019
Marshalls	NR/A3/A+	30,000	3.6%	$14.25		$427,500		3.2%	$272	6.9%	1/31/2019
Ross	NR/NR/A-	30,187	3.6%	$14.00		$422,618		3.2%	$260	7.3%	1/31/2020
Best Buy	BB/Baa2/BB	45,000	5.4%	$9.25		$416,250		3.1%	NAV	NAV	1/31/2019
Michaels	NR/NR/B	23,716	2.8%	$16.63		$394,397		2.9%	NAV	NAV	2/28/2019
Total Major Tenants		166,536	20.0%	$12.97		$2,159,402		16.1%

Non-Major Tenants		385,450	46.2%	$19.93		$7,683,228		57.4%

Occupied Collateral Total		782,880	93.9%	$17.10		$13,388,276		100.0%

Vacant Space		51,195(10)	6.1%(10)

Collateral Total		834,075	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	Sales and occupancy costs are based on the trailing 12-month period ending December 31, 2013 and Annual U/W Base Rent, respectively, unless otherwise noted.
(4)	Sales figures for Edwards Theatres (Regal) are the sales per screen (based on 18 screens).
(5)	Edwards Theatres (Regal) has three, 5-year lease renewal options and one, 4-year lease renewal option.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Kohl’s represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $11.69 per square foot.
(7)	Kohl’s has eight, 5-year lease renewal options.
(8)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Toys/Babies”R”Us are based on the market rent. The tenant’s current in-place rent is $22.09 per square foot, representing a mark to market adjustment of $512,324.

(9)	Toys/Babies”R”Us has five, 5-year lease renewal options.
(10)
Vacant Space includes Barnes & Noble (25,023 square feet; 3.0% of NRSF), who was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy including Barnes & Noble is 96.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents certain information relating to the historical sales and occupancy costs at the Crossings at Corona Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	TTM 6/30/2014	Current Occupancy Cost
Edwards Theatres (Regal)(2)	$435,077	$455,387	$482,563	$498,454	22.9%
Marshall’s	$237	$267	$272	NAV	6.9%
Ross	$207	$236	$260	NAV	7.3%
Barnes & Noble(3)	NAV	NAV	$143	$141(4)	16.4%
Bed, Bath & Beyond	$174	$171	$184	NAV	9.2%
Cost Plus, Inc.	NAV	$112	$119	NAV	11.8%
Old Navy	$219	$220	$241	$252	8.4%
Petco	$244	$247	$309	$307	6.6%
Pier 1 Imports	NAV	$232	$150	$143(5)	20.2%
Ulta Salon	$354	$420	$459	$472(4)	8.0%
Tilly’s	$334	$327	$316	$299	9.7%
Party America	$188	$195	$199	$202	12.7%
Famous Footwear	NAV	$149	$169	$172	14.8%

Total Comparable Sales(6)	$261	$277	$294	NAV
Occupancy Costs(6)(7)	9.7%	9.1%	8.6%	NAV

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on the most recent available Historical Sales.

(2)	Sales figures for Edwards Cinemas (Regal) are the sales per screen (based on 18 screens).
(3)	Barnes & Noble (25,023 square feet; 3.0% of net rentable area) was considered vacant for underwriting purposes and is currently in its lease renewal notice period.
(4)	Sales are based on the trailing 12-month period ending April 30, 2014.
(5)	Sales are based on the trailing 12-month period ending February 28, 2014.
(6)	Represents the 19 tenants, comprising approximately 204,271 square feet (24.5% of net rentable area) that reported at least three full prior years of comparable sales (excluding Edwards Theatres).
(7)	Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.

The following table presents certain information relating to the lease rollover schedule at the Crossings at Corona Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,004	0.2%	2,004	0.2%	$0	0.0%	$0.00
2014	1	935	0.1%	2,939	0.4%	$35,990	0.3%	$38.49
2015	8	33,708	4.0%	36,647	4.4%	$800,838	6.0%	$23.76
2016	7	28,671	3.4%	65,318	7.8%	$782,904	5.8%	$27.31
2017	9	30,614	3.7%	95,932	11.5%	$869,866	6.5%	$28.41
2018	6	38,452	4.6%	134,384	16.1%	$1,078,391	8.1%	$28.05
2019	16	389,811	46.7%	524,195	62.8%	$5,950,114	44.4%	$15.26
2020	8	96,035	11.5%	620,230	74.4%	$1,418,707	10.6%	$14.77
2021	4	21,195	2.5%	641,425	76.9%	$562,002	4.2%	$26.52
2022	2	16,301	2.0%	657,726	78.9%	$263,148	2.0%	$16.14
2023	1	3,104	0.4%	660,830	79.2%	$55,996	0.4%	$18.04
2024	3	102,050	12.2%	762,880	91.5%	$1,376,720	10.3%	$13.49
Thereafter	1	20,000	2.4%	782,880	93.9%	$193,600	1.4%	$9.68
Vacant(4)	0	51,195	6.1%	834,075	100.0%	$0	0.0%	$0.00
Total/Weighted Average	67	834,075	100.0%			$13,388,276	100.0%	$17.10

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Vacant space includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), which was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Current vacancy excluding Barnes & Noble is 3.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents historical occupancy percentages at the Crossings at Corona Property:

Historical Occupancy

12/31/2008(1)	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/31/2014(2)
90.3%	90.6%	97.1%	97.6%	97.3%	98.1%	96.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. July 31, 2014 occupancy includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), which was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy excluding Barnes & Noble is 93.9%.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossings at Corona Property:

Cash Flow Analysis

	2011	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$13,909,498	$13,858,428	$13,844,614	$13,908,329	$13,388,276(1)(2)	$16.05
Grossed Up Vacant Space	0	0	0	0	1,026,093(1)	$1.23
Percentage Rent	85,082	115,858	382,140	406,501	158,138	$0.19
Total Reimbursables	4,539,478	4,485,907	4,638,911	4,577,629	4,499,191	$5.39
Other Income	0	0	0	0	0	$0.00
Less Vacancy & Credit Loss	0	0	0	0	(1,026,093)(1)	($1.23)
Effective Gross Income	$18,534,058	$18,460,193	$18,865,665	$18,892,459	$18,045,605	$21.64

Total Operating Expenses	$5,449,749	$5,471,353	$5,960,908	$5,913,654	$6,112,113	$7.33

Net Operating Income	$13,084,309	$12,988,840	$12,904,757	$12,978,805	$11,933,492	$14.31

TI/LC	0	0	0	0	843,626	$1.01
Capital Expenditures	0	0	0	0	183,497	$0.22
Net Cash Flow	$13,084,309	$12,988,840	$12,904,757	$12,978,805	$10,906,369	$13.08

NOI DSCR(3)	1.52x	1.51x	1.50x	1.51x	1.39x
NCF DSCR(3)	1.52x	1.51x	1.50x	1.51x	1.27x
NOI DY(3)	9.0%	9.0%	8.9%	9.0%	8.2%
NCF DY(3)	9.0%	9.0%	8.9%	9.0%	7.5%

(1)
The underwritten economic vacancy is 7.1%. The Crossings at Corona Property was 96.9% physically occupied as of July 31, 2014. Barnes & Noble (25,023 square feet; 3.0% of net rentable area; $380,600 of base rent) was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy excluding Barnes & Noble is 93.9%.

(2)	Base Rent includes approximately $279,112 in contractual rent increases and rent averaging, along with mark to market adjustments totaling ($550,721), for a net decrease of $271,609.
(3)
DSCRs and debt yields are based on the Crossings at Corona Loan Combination. Net of the $6.5 million upfront Earnout Reserve, the 2011 NOI DY and NCF DY is 9.4%, the 2012 NOI DY and NCF DY is 9.4%, the 2013 NOI DY and NCF DY is 9.3%, the TTM 6/30/2014 NOI DY and NCF DY is 9.4% and the U/W NOI and NCF DYs are 8.6% and 7.9%, respectively.

Appraisal.  As of the appraisal valuation date of August 5, 2014, the Crossings at Corona Property had an “as-is” appraised value of $222,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 7, 2014, there was no evidence of any recognized environmental conditions at the Crossings at Corona Property.

Market Overview and Competition.  The Crossings at Corona Property is located in Corona, California, approximately 5.0 miles south of the Corona central business district, adjacent to Interstate 15, approximately 51.1 miles southeast of Los Angeles and 28 miles east of Anaheim. Corona is located in Riverside County, within the Inland Empire region and is part of the Riverside-San Bernardino-Ontario metropolitan statistical area. The Inland Empire’s proximity to the coastal regions of Los Angeles County and Orange County has historically been the primary factor driving growth in the region, mainly in the distribution and manufacturing industries. According to the appraisal, Riverside County is the fourth largest county by land area in California and the eleventh most populous in the United States, with a population of approximately 2.3 million people.

Corona is primarily a bedroom community for the greater Los Angeles and Inland Empire area. Located within the core of the Inland Empire, Corona enjoys numerous resources for transportation, providing strong support for distributers and businesses in the area. Corona is served by the Chino Valley (State Route 71), Ontario (Interstate 15) and Riverside (State Route 91) freeways. The Crossings at Corona Property enjoys good visibility from Interstate 15 with a traffic count in excess of 165,000 cars per day. Air transportation is available at the Riverside Municipal Airport (approximately 16.0 miles northeast of the Crossings at Corona Property) and the Ontario International Airport (approximately 18.7 miles north).

The Crossings at Corona Property’s primary trade area encompasses an area within five miles, and the secondary trade area encompasses an area within 10 miles. According to the appraisal, as of 2014, the residential population within a five- and ten-mile radius of the Crossings at Corona Property is 137,328 and 425,425, respectively, with an average household income within the same radii of $89,041 and $81,831, respectively. According to the appraisal, the Crossings at Corona Property is located in the San Bernardino/Riverside retail market and the Moreno Valley/Riverside/Corona retail submarket. As of the second quarter of 2014, the Moreno Valley/Riverside/Corona retail submarket had a total inventory of approximately 10.2 million square feet with a vacancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

rate of 7.2%, down from 9.1% as of fourth quarter 2009. The vacancy rate within the 16-property competitive set (comprised of properties in both the primary and secondary competitive set) is approximately 4.0%. As of the second quarter of 2014, the average retail asking rent was $20.78 per square foot on a triple-net basis.

The following table presents certain information relating to comparable properties to the Crossings at Corona Property:

Competitive Set

	Crossings at Corona (Subject)	Eastvale Gateway	Riverside Plaza	Anaheim Hills Festival Center	Towngate Center	The District at Tustin Legacy
Location	Corona, CA	Mira Loma, CA	Riverside, CA	Anaheim Hills, CA	Moreno Valley, CA	Tustin, CA
Distance from Subject	--	12.6 miles	16.5 miles	21.6 miles	23.1 miles	30.3 miles
Property Type	Power Center	Power Center	Regional Center	Power Center	Power Center	Power Center
Year Built/Renovated	2004-2007/NAP	2003/NAP	1957/2014	1992/2002	1988/1992	2007/NAP
Anchors	Various(1)	Best Buy, Home Depot, Kohl’s, TJ Maxx, Edwards Cinemas, Target	CVS, Marshalls, Nordstrom Rack, Jo-Anns, Hobby Lobby, Regal Cinemas	Target, Toys “R” Us, TJ Maxx, Regal Cinemas, Hobby Lobby	Ross Dress for Less, Planet Fitness, BevMo!, TJ Maxx/Home Goods, Regency Theaters, Burlington	AMC Theaters, Costco, DSW, Lowe’s, Office Depot, PetSmart, Target, TJ Maxx, Whole Foods
Total GLA	962,238 SF	808,210 SF	497,757 SF	564,456 SF	377,993 SF	1,004,085 SF
Total Occupancy	97%	99%	90%	98%	93%	98%

(1)	See “Major Tenants” section above.

The Borrower. The borrower is Castle & Cooke Corona Crossings, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossings at Corona Loan Combination. Murdock Realty, LLC, Castle & Cooke Westlake Holdings, LLC and Castle & Cooke, Inc. are the guarantors of certain nonrecourse carveouts under the Crossings at Corona Loan Combination.

The Sponsors. The sponsors are Murdock Realty, LLC, Castle & Cooke Westlake Holdings, LLC and Castle & Cooke, Inc., all part of David H. Murdock’s group of companies. David H. Murdock serves as chairman, president and chief executive officer of Castle & Cooke, Inc., which was listed on the New York Stock Exchange prior to being taken private by Mr. Murdock in 2000. Mr. Murdock is also the majority stock holder in Dole Food Company, Inc. (“Dole”) and serves as its chairman of the board and chief executive officer. Dole is the world’s largest producer and marketer of fresh fruit and fresh vegetables, and was taken private by Mr. Murdock in 2013. The combined companies make up one of the largest privately-held companies in the United States, with approximately 63,000 employees operating in more than 90 countries around the world at its peak. Castle & Cooke, Inc. has a commercial real estate portfolio of approximately 3.9 million square feet, including approximately 2.2 million square feet of retail space.

Escrows. The loan documents provide for upfront reserves in the amount of $2,117,050 for real estate taxes, $75,000 for outstanding TI/LC reserves for Tilly’s, $172,830 for outstanding tax reimbursements due to Sports Authority, and $6.5 million for an Earnout Reserve. The Earnout Reserve will be released upon the achievement of an U/W net cash flow debt yield of 7.85%. The funds may be released incrementally (in amounts not less than $750,000) provided the Crossings at Corona Property satisfies an U/W net cash flow debt yield of 7.85% calculated based on the outstanding principal balance of the Crossings at Corona Loan Combination, less the amount in the Earnout Reserve, plus the aggregate amount of disbursements from the Earnout Reserve and the amount of any pending request for disbursement from the Earnout Reserve.

The loan documents require monthly deposits of $229,672 for real estate taxes, $15,291 for replacement reserves and $69,506 for tenant improvements and leasing commissions (subject to a cap of $850,000). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) the borrower provides evidence of renewal of insurance policies.

Lockbox and Cash Management. The Crossings at Corona Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield falling below 6.75% at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters.

Property Management.  The Crossings at Corona Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Crossings at Corona Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

proposed transferee and guarantor satisfy “Qualified Equity Holder” criteria (generally, an institutional party with total assets in name or under management of at least of $600 million and, except for pension advisory firms or similar fiduciaries, capital/statutory surplus or shareholder’s equity of at least $250 million) and the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Kroll and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Crossings at Corona Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crossings at Corona Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report indicated a probable maximum loss of 13%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Hilton Biltmore Park

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset

Property Type:	Hospitality

Original Principal Balance:	$31,700,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$31,700,000	Location:	Asheville, NC
% of Initial Pool Balance:	[ ]%	Size:	165 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$192,121
Borrower Name:	Biltmore Park Hotel, LLC	Year Built/Renovated:	2009/NAP
Sponsors:	Biltmore Farms, LLC and Crosland, LLC	Title Vesting:	Fee
Mortgage Rate:	4.597%	Property Manager:	Self-managed
Note Date:	October 3, 2014	3rd Most Recent Occupancy (As of):	74.5% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	77.2% (12/31/2012)
Maturity Date:	November 1, 2024	Most Recent Occupancy (As of):	79.2% (12/31/2013)
IO Period:	12 months	Current Occupancy (As of):	81.4% (TTM 7/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$3,018,077 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$3,126,727 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$3,240,850 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$9,789,534
Additional Debt Type:	NAP	U/W Expenses:	$6,381,280
U/W NOI:	$3,408,254
U/W NCF:	$3,016,673
U/W NOI DSCR:	1.75x
U/W NCF DSCR:	1.55x
Escrows and Reserves(1):	U/W NOI Debt Yield:	10.8%
U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$44,300,000
Taxes	$0	$20,069	NAP	As-Is Appraisal Valuation Date:	August 26, 2014
Insurance	$45,494	Springing	NAP	Cut-off Date LTV Ratio:	71.6%
FF&E	$100,000	$33,333	NAP	LTV Ratio at Maturity or ARD:	59.7%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Hilton Biltmore Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Asheville, North Carolina (the “Hilton Biltmore Park Property”). The Hilton Biltmore Park Mortgage Loan was originated on October 3, 2014 by The Royal Bank of Scotland. The Hilton Biltmore Park Mortgage Loan had an original principal balance of $31,700,000, has an outstanding principal balance as of the Cut-off Date of $31,700,000 and accrues interest at an interest rate of 4.597% per annum. The Hilton Biltmore Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payment of principal and interest based on a 30-year amortization schedule. The Hilton Biltmore Park Mortgage Loan matures on November 1, 2024.

Following the lockout period, the borrower has the right to defease the Hilton Biltmore Park Mortgage Loan in whole, but not in part, on any date before August 1, 2024. In addition, the Hilton Biltmore Park Mortgage Loan is prepayable without penalty on or after August 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$31,700,000	100.0%	Loan payoff	$30,976,324	97.7%
			Closing costs	578,182	1.8
			Reserves	145,494	0.5
Total Sources	$31,700,000	100.0%	Total Uses	$31,700,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

The Property.  The Hilton Biltmore Park Property is a 165-room, six-story full service hotel located in Asheville, North Carolina.  The Hilton Biltmore Park Property was constructed in 2009 and is located within the Biltmore Park Town Square, Asheville’s first mixed-use community which features 25.9 acres of retail, restaurants, entertainment, office, condos, apartments, and townhomes.  The Hilton Biltmore Park Property’s guestroom configuration includes 54 king rooms, 96 double queen rooms, 3 studio suites, and 12 one-bedroom suites.  Amenities at the Hilton Biltmore Park Property include an indoor pool and hot tub, a fitness center, an outdoor patio, three meeting rooms totaling 4,296 square feet, and valet parking for 140 reserved parking spots in an adjacent parking lot (not part of the collateral).  The Hilton Biltmore Park Property features a full-service restaurant and bar, Roux, on the lobby level and Sensibilities Day Spa, which is leased to and operated by a third party. The Hilton Biltmore Park Property is LEED Silver Certified and is one of the first hotels in the U.S. to use a large-scale solar water heating system. In 2013, the Hilton Biltmore Park Property was voted number three out of 280 Hilton hotels in North and South America for guest satisfaction.  The franchise agreement with Hilton expires in August 2029.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Biltmore Park Property:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per Room
Occupancy	74.7%	79.5%	81.4%	80.0%
ADR	$154.77	$156.82	$160.67	$160.67
RevPAR	$115.61	$124.67	$130.79	$128.54

Total Revenue	$8,935,310	$9,555,658	$9,902,446	$9,789,534	$59,331
Total Department Expenses	3,033,771	3,192,120	3,278,179	3,221,792	19,526
Gross Operating Profit	$5,901,539	$6,363,538	$6,624,267	$6,567,742	$39,804

Total Undistributed Expenses	2,652,687	2,989,856	3,128,940	2,884,372	17,481
Profit Before Fixed Charges	$3,248,852	$3,373,682	$3,495,327	$3,683,370	$22,323

Total Fixed Charges	230,775	246,955	254,477	275,116	1,667

Net Operating Income	$3,018,077	$3,126,727	$3,240,850	$3,408,254	$20,656
FF&E	0	0	0	391,581	2,373
Net Cash Flow	$3,018,077	$3,126,727	$3,240,850	$3,016,673	$18,283

NOI DSCR	1.55x	1.60x	1.66x	1.75x
NCF DSCR	1.55x	1.60x	1.66x	1.55x
NOI DY	9.5%	9.9%	10.2%	10.8%
NCF DY	9.5%	9.9%	10.2%	9.5%

Appraisal.  As of the appraisal valuation date of August 26, 2014, the Hilton Biltmore Park Property had an “as-is” appraised value of $44,300,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 2, 2014, there was no evidence of any recognized environmental conditions at the Hilton Biltmore Park Property.

Market Overview and Competition.  The Hilton Biltmore Park Property is located in Asheville, North Carolina, in the Biltmore Park Town Square mixed-use development, bordered by Technology Drive to the north, East Schenck Crest to the east, Thetford Street to the south, and Norfolk Way to the west. The Hilton Biltmore Park Property is served by the Asheville Regional Airport, which is located approximately four miles south of the property.  Regional access is provided by Interstate 40, an east/west thoroughfare that provides access to cities such as Hickory to the east, and Knoxville, Tennessee to the west, and Interstate 26 which runs north/south.  Additionally, east/west Interstate 240 is a bypass that provides access to the north side of Asheville. Asheville is the largest city in western North Carolina and is located in Buncombe County. The Asheville area has over three million overnight leisure visitors each year, making the leisure and hospitality industry one of the most important segments in the local economy.  Leisure visitors generate one-third of all retail sales in the area and account for an economic impact of more than $2.0 billion annually. Buncombe County realized an increase of over 8.0% in visitor spending in 2013, the largest percentage increase among all the state’s counties. Asheville’s peak season for tourism runs from April to December and local demand generators include the Biltmore Estate, George Vanderbilt’s retreat estate in North Carolina; the Blue Ridge Mountains; and Pack Square Park, which features a natural amphitheater that is utilized for festivals and concerts. In addition, downtown Asheville features over 100 restaurants and the Southern Highland Craft Guild, with a membership total of over 900 artists in the southeast United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

The following table presents certain information relating to the Hilton Biltmore Park Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Biltmore Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	69.8%	$149.53	$104.41	81.3%	$160.95	$130.80	116.4%	107.6%	125.3%
7/31/2013 TTM	66.1%	$142.68	$94.24	78.0%	$152.70	$119.17	118.1%	107.0%	126.4%
7/31/2012 TTM	63.9%	$135.38	$86.47	77.2%	$146.38	$113.00	120.9%	108.1%	130.7%
(1)

Information obtained from a third party hospitality report dated August 20, 2014.  The competitive set includes the following hotels: Clarion Airport Fletcher, Crowne Plaza Resort Asheville, Doubletree Biltmore Hotel Asheville, Renaissance Asheville Hotel, Autograph Collection Grand Bohemian Hotel, and Hotel Indigo Asheville Downtown.

The Borrower.  The borrower is Biltmore Park Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Biltmore Park Mortgage Loan.  Biltmore Farms, LLC and Crosland, LLC, collectively, are the guarantors of certain nonrecourse carveouts under the Hilton Biltmore Park Mortgage Loan.

The Sponsors.  The sponsors for the Hilton Biltmore Park Mortgage Loan, are Biltmore Farms, LLC (“Biltmore Farms”) and Crosland, LLC. Biltmore Farms was founded in 1897 to beautify the grounds of the Biltmore Farms Estate.  The Hotels division of Biltmore Farms, LLC operates the following Asheville hotels: The Doubletree, Hilton, Residence Inn, Quality Inn and Suites, and Sleep Inn.  Crosland, LLC, founded in 1937, is a developer and operator of commercial properties throughout the Southeast. Together with Biltmore Farms, Crosland, LLC developed the Biltmore Park Town Square, the master property on which the Biltmore Park Hotel is situated.  Crosland, LLC focuses on long-term value creation and a hands-on asset management approach for its operating portfolio which includes more than 1,200 affordable and market rate apartments, over 1.2 million square feet of retail and office space, and 1,400 acres of land holdings.

Escrows.  The loan documents provide for upfront escrows in the amount of $45,494 for insurance and $100,000 for FF&E. The loan documents provide for monthly escrows in the amount of $20,069 for real estate taxes and $33,333 for FF&E.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the borrower maintains on deposit an amount equal to 125% of the estimated annual insurance premium; (iii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; and (iv) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Hilton Biltmore Park Mortgage Loan requires a lender-controlled operating account, which is to be established upon the commencement of the initial Cash Management Period (as defined below). During a Cash Management Period, all funds on deposit in the operating account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon the earlier of (i) the maturity date, (ii) the occurrence and continuance of an event of default, (iii) the debt service coverage ratio falling below 1.15x as of the last day of each calendar quarter or (iv) 12 months prior to the expiration of the franchise license agreement to the extent that as of such date, (a) the borrower has not provided  evidence of the satisfaction of the new franchise license conditions or (b) as a condition of a franchise license renewal or entering a replacement thereof, a property improvement plan (“PIP”) is required and the borrower has not otherwise timely deposited the PIP Deposit Amount (as defined below) with the lender. A Cash Management Period will expire upon: (a) with respect to clause (i), the loan and all other obligations under the loan agreement have been repaid in full, (b) with respect to clause (ii), the event of default is cured and no other event of default has occurred and is continuing, (c) with respect to clause (iii), the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters, or (d) with respect to clause (iv), the borrower has satisfied conditions for the new franchise license and if a PIP is required in relation to the Hilton Biltmore Park Property, the funds on deposit in a PIP reserve subaccount are greater than or equal to the PIP Deposit Amount.

A “PIP Deposit Amount” is 100.0% of the estimated cost to satisfy any repairs or remediation required by the hotel franchisor or any successor franchisor or licensor pursuant to the PIP as determined by the lender in its sole discretion.

Property Management.  The Hilton Biltmore Park Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the one-time right to transfer the Hilton Biltmore Park Property and cause an assumption of the Hilton Biltmore Park Mortgage Loan, provided that certain conditions are satisfied, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Biltmore Park Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – CTO NNN Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$30,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$30,000,000			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	266,764 SF
Loan Purpose(1):	Acquisition			Cut-off Date Principal Balance Per SF:	$112.46
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Consolidated-Tomoka Land Co.			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	September 30, 2014			3rd Most Recent Occupancy (As of)(4):	100.0% (12/31/2011)
Anticipated Repayment Date:	October 11, 2024			2nd Most Recent Occupancy (As of)(4):	100.0% (12/31/2012)
Maturity Date:	October 11, 2034			Most Recent Occupancy (As of) (4):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	100.0% (11/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(5):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(5):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,155,705
Additional Debt Type:	NAP			U/W Expenses:	$1,058,968
				U/W NOI:	$3,096,737
				U/W NCF:	$3,008,116
Escrows and Reserves(3):				U/W NOI DSCR:	2.35x
				U/W NCF DSCR:	2.28x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$47,400,000
Replacement Reserves	$0	$4,203	NAP	As-Is Appraisal Valuation Date(6):	Various
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	63.3%
Lowe’s TILC Reserve	$550,000	$0	NAP	LTV Ratio at Maturity or ARD:	63.3%

(1)
The borrowers acquired the Walgreens and Harris Teeter properties in May 2004 and April 2008, respectively, and the remaining four CTO NNN Portfolio Properties were acquired between January 2013 and March 2014.  Prior to the CTO NNN Portfolio Mortgage Loan there is no debt in place.

(2)	See “Borrowers” section.
(3)	See “Escrows” section.
(4)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical occupancy reflects only the Walgreens and Harris Teeter properties.
(5)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014, and historical NOI is not available for such properties.
(6)	See “Appraisals” section.

The Mortgage Loan.  The mortgage loan (the “CTO NNN Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six single tenant retail properties located in six states (the “CTO NNN Portfolio Properties”).  The CTO NNN Portfolio Mortgage Loan was originated on September 30, 2014 by Wells Fargo Bank, National Association.  The CTO NNN Portfolio Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.330% per annum.  The CTO NNN Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”).  The ARD is October 11, 2024 and the final maturity date is October 11, 2034.  In the event the CTO NNN Portfolio Mortgage Loan is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) the initial mortgage rate plus 3.0% and (ii) 4.72% plus the greater of (a) the 10-year swap yield as of the ARD and (b) the treasury rate as of the ARD.  The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the CTO NNN Portfolio Mortgage Loan.

Following the lockout period, the borrower has the right to defease the CTO NNN Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any day before July 11, 2024.  In addition, the CTO NNN Portfolio Mortgage Loan is prepayable without penalty on or after July 11 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	67.1%	Purchase price(1)	$43,685,969	97.7%
Sponsor’s new cash contribution	14,733,948	32.9	Closing costs	497,979	1.1
			Reserves	$550,000	1.2
Total Sources	$44,733,948	100.0%	Total Uses	$44,733,948	100.0%
(1)	The borrower acquired the CTO NNN Portfolio Properties in all cash transactions from May 2004 to March 2014.

The Properties.    The CTO NNN Portfolio Mortgage Loan is secured by the fee interests in six single tenant retail properties totaling 266,764 rentable square feet and occupied by Lowe’s, Big Lots, Harris Teeter, Rite Aid and Walgreens.  Built between 1994 and 2006, the CTO NNN Portfolio Properties are located in six states: Texas, North Carolina, Washington, Arizona, Maryland and Florida.  As of November 1, 2014, the CTO NNN Portfolio Properties were 100.0% occupied by national credit tenants and investment-grade tenants represent 82.8% of the underwritten base rent and 93.9% of the net rentable square footage.  The North Carolina Department of Transportation has a pending condemnation action against the access point to the Harris Teeter property.  The Big Lots – Germantown property was real estate owned prior to the acquisition.  The property was previously securitized in 2003 when Boarders occupied 100% of the space and, following the Boarders filing bankruptcy in February 2011, the loan was transferred to special servicing.  A deed in lieu of foreclosure closed in March 2012 and the special servicer was able to re-lease the space to Big Lots in March 2013.

The following table presents certain information relating to the CTO NNN Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Lowe’s – Houston, TX	$8,500,000	28.3%	100.0%	1996/NAP	131,644	$14,700,000
Harris Teeter – Charlotte, NC	$6,600,000	22.0%	100.0%	1994/NAP	45,089	$10,000,000
Rite Aid – Renton, WA	$4,700,000	15.7%	100.0%	2006/NAP	16,280	$7,000,000
Walgreens – Clermont, FL	$3,500,000	11.7%	100.0%	2003/NAP	13,650	$5,200,000
Big Lots – Glendale, AZ	$3,400,000	11.3%	100.0%	2000/2012	34,512	$5,200,000
Big Lots – Germantown, MD	$3,300,000	11.0%	100.0%	2000/2013	25,589	$5,300,000
Total/Weighted Average	$30,000,000	100.0%	100.0%		266,764	$47,400,000

The following table presents certain information relating to the tenants at the CTO NNN Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Lowe’s	NR/A3/A-	131,644	49.3%	$6.97	$917,000	28.3%	NAV	NAV	1/31/2027
Big Lots(2)	NR/NR/BBB-	60,101(2)	22.5%	$12.04(2)	$723,646(2)	22.3%	NAV	NAV	Various(2)
Harris Teeter	BBB/Baa2/BBB	45,089	16.9%	$15.93(3)	$718,456(3)	22.1%	NAV	NAV	4/30/2028(4)
Rite Aid	B/Caa1/B	16,280	6.1%	$34.28	$558,078	17.2%	NAV	NAV	7/19/2026
Walgreens	NR/Baa1/BBB	13,650	5.1%	$24.00	$327,600	10.1%	$168(5)	15.8%(5)	3/31/2079(6)
Total Major Tenants		266,764	100.0%	$12.16	$3,244,781	100.0%

Vacant Space		0	0.0%

Collateral Total		266,764	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Big Lots occupies the Glendale, Arizona and Germantown, Maryland properties with Annual U/W Base Rent PSF of $10.59 and $14.00, respectively, and Lease Expiration Dates of January 1, 2023 and January 1, 2024, respectfully.  Both leases contain three, 5-year renewal options.

(3)	Harris Teeter’s Annual U/W Base Rent and Annual U/W Base Rent PSF are equal to the tenant’s average rent over the loan term. The tenant’s current annual rent is $677,250 ($15.02 per square foot).
(4)
Harris Teeter has the right to terminate its lease if, as a result of condemnation, any part of the building is permanently taken or any portion of the parking area is permanently taken such that the remaining portion of parking area provides a parking ratio of less than 5.0 parking spaces per 1,000 square feet of gross leasable area in the Harris Teeter building.

(5)
Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 2014.  Sales PSF excludes sales of tobacco products, all alcoholic and non-alcoholic beverages and prescription items pursuant to third party prescription plans.

(6)	Walgreens has the right to terminate its lease on March 31, 2029 and every five years thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the CTO NNN Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	34,512	12.9%	34,512	12.9%	$365,400	$10.59
2024	1	25,589	9.6%	60,101	22.5%	$358,246	$14.00
Thereafter	4	206,663	77.5%	266,764	100.0%	$2,521,135	$12.20
Vacant	0	0	0.0%	0	0.0%	$0	$0.00
Total/Weighted Average	6	266,764	100.0%			$3,244,781	$12.16

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

The following table presents historical occupancy percentages at the CTO NNN Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical occupancy reflects only the Walgreens and Harris Teeter properties.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the CTO NNN Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$3,244,781	$12.16
Grossed Up Vacant Space	0	0.00
Total Reimbursables	949,376	3.56
Less Vacancy & Credit Loss	(38,452)(2)	(0.14)
Effective Gross Income	$4,155,705	$15.58

Total Operating Expenses	$1,058,968	$3.97

Net Operating Income	$3,096,737	$11.61
TI/LC	38,191	0.14
Capital Expenditures	50,430	0.19
Net Cash Flow	$3,008,116	$11.28

NOI DSCR	2.35x
NCF DSCR	2.28x
NOI DY	10.3%
NCF DY	10.0%

(1)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical financial statements are not available for all properties.
(2)	The underwritten economic vacancy is 1.2%. The CTO NNN Portfolio Properties were 100.0% physically occupied as of November 1, 2014.

Appraisals.  As of the appraisal valuation dates ranging from August 11, 2014 to August 23, 2014 the CTO NNN Portfolio Properties had an aggregate “as-is” appraised value of $47,400,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 17, 2014 to September 9, 2014, there was no evidence of any recognized environmental conditions at any of the CTO NNN Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

The Borrowers.  The borrowers are Bluebird Arrowhead Phoenix LLC, Golden Arrow Clermont FL LLC, Bluebird Germantown MD LLC, Golden Arrow Charlotte NC LLC, CTLC Golden Arrow Katy LLC and Bluebird Renton WA LLC, all Delaware limited liability companies and single purpose entities each with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CTO NNN Portfolio Mortgage Loan.  Consolidated Tomoka Land Co., the sponsor and indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the CTO NNN Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Consolidated-Tomoka Land Co. (“Consolidated”).  The sponsor was founded in 1902 as Consolidated Naval Stores Company, a timber-based company that owned more than two million acres of Florida forest lands.  In 1923, Consolidated Naval Stores Company was acquired by Baker, Fentress & Company, a closed-end investment company that helped launch Consolidated as a publicly traded company in 1969.  As of August 18, 2014, Consolidated had an equity market capitalization of approximately $329.7 million and a portfolio that includes approximately 10,500 acres of land, 37 single-tenant properties located across ten states, five self-developed flex/office properties and 21 billboards.

Escrows.  The loan documents provide for an upfront reserve in the amount of $550,000 for outstanding tenant improvements due by the borrower under the Lowe’s lease.  The loan documents provide for ongoing monthly reserves in the amount of $4,203 for replacement reserves and $11,115 for tenant improvements and leasing commissions; however, for monthly payments until November 2019, ongoing monthly reserves for tenant improvements and leasing commissions are not required as long as (i) no event of default has occurred and is continuing, and (ii) the net cash flow debt yield is greater than 9.0%.  Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment.  Ongoing monthly reserves for insurance are not required as long as (a) no event of default has occurred and is continuing; (b) the CTO NNN Portfolio Properties are covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the policy and timely proof of payment of the insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within three business days of receipt and the tenants are required to deposit directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio being less than 1.25x; (iii) the commencement of a Tenant Trigger Period (as defined below) or; (iv) the ARD, if the CTO NNN Portfolio Mortgage Loan has not been repaid in full.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Period.  A Cash Trap Event period triggered by clause (iv) will not expire until the full repayment of the CTO NNN Portfolio Mortgage Loan.

A “Tenant Trigger Period” will commence, with respect to any two tenants, upon the occurrence of the earlier of any of the following and in any combination (including each Big Lots tenants), a tenant (i) filing bankruptcy or seeking appointment of a receiver, trustee, custodian, conservator or other similar official party for the tenant or for all or any substantial part of its assets, or making a general assignment for the benefit of creditors; (ii) goes dark, fails to occupy or vacates; (iii) terminating its lease; or (iv) providing written notice of its intention to do any of the foregoing.  A Tenant Trigger Period will expire, with regard to clause (i), upon the earlier of (x) lender’s receipt of satisfactory evidence that such tenant is no longer a debtor in such proceedings and its lease has been assumed and remains in full force and effect; (y) one or more acceptable replacement tenants being in occupancy, open for business and paying full, unabated rent; or (z) the affected CTO NNN Portfolio property is substituted or released (see “Partial Release” and “Substitution” sections); and with regard to clauses (ii), (iii) and (iv), upon the earlier of (a) one or more acceptable replacement tenants being in occupancy, open for business and paying full, unabated rent; or (b) the affected CTO NNN Portfolio property is substituted or released.  In addition, a Tenant Trigger Period will expire with regard to clause (ii) upon the date on which the tenant has taken occupancy and is open for business for 30 consecutive days.

Property Management.  The CTO NNN Portfolio Properties are managed by the tenants.

Assumption.  The borrowers have the three-time right to transfer the CTO NNN Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2014-C24 Certificates, the borrower is permitted to partially release up to three CTO NNN Portfolio Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by the greater of (a) 100% of the net proceeds of the sale of the release property, and (b) 125% of the released property’s allocated loan balance; (ii) the net cash flow debt yield with respect to the remaining CTO NNN Portfolio Properties will be no less than the greater of (x) 11.0% or (y) the net cash flow debt yield of the CTO NNN Portfolio Properties prior to the release; (iii) the weighted average remaining lease term of the remaining CTO NNN Portfolio Properties following the release is not less than the weighted average remaining lease term of the CTO NNN Portfolio Properties prior to the release; and (iv) the weighted average credit rating of the tenants of the remaining CTO NNN Portfolio Properties following the release is not less than the weighted average credit rating of the tenants of the CTO NNN Portfolio Properties prior to the release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

Substitution.  The borrowers may obtain the release of any individual CTO NNN Portfolio Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing, unless such substitution would cure such event of default; (ii) the aggregate loan to value ratio for the CTO NNN Portfolio Properties including the substitute property and excluding the release property must not exceed the aggregate loan to value ratio of the individual CTO NNN Portfolio Properties prior to the substitution; (iii) the substitute property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms and market attributes as determined by lender in accordance with prudent lending standards; and (iv) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CTO NNN Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.  However, the borrower’s obligation to provide the foregoing coverages shall be suspended with respect to the Walgreens property to the extent that such coverages are maintained by Walgreens through third party insurance or self-insurance in accordance with terms of its lease, provided that, among other provisions, (i) no event of default has occurred and is continuing and (ii) Walgreens maintains a rating of “BBB” or better from S&P.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report for the Rite Aid property located in Renton, Washington indicated a probable maximum loss of 9%.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the CTO NNN Portfolio Properties during the loan term.  At the time of closing, the CTO NNN Portfolio Properties has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 260 Peachtree Street

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$26,400,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$26,370,744			Location:	Atlanta, GA
% of Initial Pool Balance:	[ ]%			Size:	295,125 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$89.35
Borrower Name:	260 Properties, LLC			Year Built/Renovated:	1974/2001
Sponsor:	Richard E. Bowers			Title Vesting:	Fee
Mortgage Rate:	4.820%			Property Manager:	Self-managed
Note Date:	September 26, 2014			3rd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	65.0% (12/31/2012)
Maturity Date:	October 1, 2024			Most Recent Occupancy (As of):	71.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	87.1% (7/2/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,573,788 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,721,196 (12/31/2013)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of)(2):	$2,057,682 (TTM 6/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,915,524
Additional Debt Type:	NAP			U/W Expenses:	$2,184,290
				U/W NOI(2):	$2,731,235
Escrows and Reserves(1):				U/W NCF:	$2,372,603
				U/W NOI DSCR:	1.64x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.42x
Taxes	$85,556	$42,778	NAP	U/W NOI Debt Yield:	10.4%
Insurance	$75,110	$6,259	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserve	$0	$4,919	NAP	As-Is Appraised Value:	$38,800,000
TI/LC	$0	$24,967	$850,000	As-Is Appraisal Valuation Date:	July 23, 2014
Rent Abatement Reserve	$553,265	$0	NAP	Cut-off Date LTV Ratio:	68.0%
Outstanding TI Reserve	$329,681	$0	NAP	LTV Ratio at Maturity or ARD:	55.6%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “260 Peachtree Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 27-story office building located at 260 Peachtree Street, in Atlanta, Georgia (the “260 Peachtree Street Property”).  The 260 Peachtree Street Mortgage Loan was originated on September 26, 2014.  The 260 Peachtree Street Mortgage Loan had an original principal balance of $26,400,000, an outstanding principal balance as of the Cut-off Date of $26,370,744 and accrues interest at an interest rate of 4.820% per annum.  The 260 Peachtree Street Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest  based on a 30-year amortization schedule.  The 260 Peachtree Street Mortgage Loan matures on October 1, 2024.

Following the lockout period, the borrower has the right to defease the 260 Peachtree Street Mortgage Loan in whole, but not in part, on any date before August 1, 2024. In addition, the 260 Peachtree Street Mortgage Loan is prepayable without penalty on or after August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Sources and Uses

Sources			Uses
Original loan amount	$26,400,000	87.9%	Loan payoff(1)	$28,070,850	93.5%
Sponsor’s new cash contribution	3,634,805	12.1	Reserves	1,043,612	3.5
			Closing costs	920,343	3.1
Total Sources	$32,000,000	100.0%	Total Uses	$30,034,805	100.0%

(1)
Proceeds from the 260 Peachtree Street Mortgage Loan were used to pay off an existing CMBS loan that was originated in 2006 and securitized in BACMT 2006-C2. This loan, which had an original principal balance of $40,000,000, was transferred to special servicing in 2012. The borrower reached a modification agreement in August 2012 with the special servicer, whereby the existing debt (approximately $38,000,000) was divided into a $28,000,000 A Note and a $10,035,144 B Note. Upon origination of the 260 Peachtree Street Mortgage Loan, the A Note was repaid in full and, pursuant to the terms of the modification agreement, the borrower and guarantor were released from all obligations under the B Note.

The Property.  The 260 Peachtree Street Property is a 27-story class A1/B+ office building containing 295,125 square feet located in the central business district of Atlanta, Georgia. Situated on 0.4 acres of land, the 260 Peachtree Street Property was built in 1974 and last renovated in 2001.  Parking is available to the tenants at the adjacent 270 Peachtree attached garage (275 spaces), which can be accessed directly from the 260 Peachtree lobby. Additional parking is available at Baker Street Garage (200 spaces).  As of July 2, 2014, the 260 Peachtree Street Property was 87.1% occupied by 52 tenants.

The following table presents certain information relating to the tenancy at the 260 Peachtree Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Regus	NR/NR/NR	24,682	8.4%	$17.43	$430,207	9.0%	4/30/2018
Richard Bowers & Co.(1)	NR/NR/NR	18,291	6.2%	$22.00	$402,402	8.5%	7/31/2019
Schulten Ward & Turner, LLP	NR/NR/NR	17,725	6.0%	$18.57	$329,153	6.9%	11/30/2020
Behavioral Health Link	NR/NR/NR	12,341	4.2%	$18.04	$222,632	4.7%	3/31/2015
Atlanta International RMI, Inc.	NR/NR/NR	12,341	4.2%	$17.87	$220,534	4.6%	10/31/2017
Hollowell, Foster & Herring(2)	NR/NR/NR	12,341	4.2%	$17.00	$209,797	4.4%	11/30/2020
Total Major Tenants		97,721	33.1%	$18.57	$1,814,725	38.1%

Non-Major Tenants		159,319	54.0%	$18.48	$2,944,340	61.9%

Occupied Collateral		257,040	87.1%	$18.51	$4,759,065	100.0%

Vacant Space		38,085	12.9%

Collateral Total		295,125	100.0%

(1)
Richard Bowers & Co. is owned by the loan’s sponsor, Richard E. Bowers. The tenant has been in occupancy since September 2003.  The lease for this tenant is structured such that the building’s landlord pays all expenses, in contrast to the structure of the remaining tenant leases, under which the tenants pay their pro-rata share of all increases in building expenses over their respective base years.  The borrower may not lease any additional space to borrower related entities without the prior written permission of the lender.

(2)
Hollowell, Foster & Herring has signed its lease, but is not yet in occupancy nor paying rent. Hollowell, Foster & Herring expects to take occupancy in November 2014. The Rent Abatement Reserve includes monies set aside for rent abatement ($194,071) for this tenant to cover the full abatement that runs through November 2014, followed by a partial abatement that runs through November 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

The following table presents certain information relating to the lease rollover schedule at the 260 Peachtree Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	35,372	12.0%	35,372	12.0%	$687,557	$19.44
2016	5	18,989	6.4%	54,361	18.4%	$385,534	$20.30
2017	4	22,376	7.6%	76,737	26.0%	$396,323	$17.71
2018	9	39,527	13.4%	116,264	39.4%	$688,170	$17.12
2019	13	47,599	16.1%	163,863	55.5%	$957,884	$20.12
2020	6	47,040	15.9%	210,903	71.5%	$811,100	$17.24
2021	1	4,329	1.5%	215,232	72.9%	$73,809	$17.05
2022	1	11,981	4.1%	227,213	77.0%	$216,137	$18.04
2023	2	5,865	2.0%	233,078	79.0%	$123,186	$21.00
2024	4	23,962	8.1%	257,040	87.1%	$413,364	$16.75
Thereafter	1	0	0.0%	0	0.0%	$6,000	$0.00
Vacant	0	38,085	12.9%	295,125	100.0%	$0	$0.00
Total/Weighted Average	52	295,125	100.0%			$4,759,065	$18.45

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 260 Peachtree Street Property:

Historical Occupancy(1)

12/31/2011	12/31/2012	12/31/2013	7/2/2014
87.0%	65.0%	71.0%	87.1%

(1)
Information obtained from the borrower. From 2008 to 2011, the 260 Peachtree Street Property maintained occupancy between 85% and 89%.In 2012, the 260 Peachtree Street Property lost four full floor tenants representing about 48,000 square feet. Since the start of 2012, management has renewed 22 tenants representing 118,636 SF and signed 19 new leases representing 80,767 SF. The unabated rents of the new leases signed since July 2013 reflect $936,951 of annual rental income

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 260 Peachtree Street Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	4,163,652	3,554,528	3,846,829	4,759,065	$16.13
Grossed Up Vacant Space	0	0	0	695,051	$2.36
Total Reimbursables	523,841	191,356	232,806	23,991	$0.08
Other Income	207,583	113,701	118,071	146,452	$0.50
Less Vacancy & Credit Loss	0	0	0	(709,035)	($2.40)
Effective Gross Income	4,895,076	3,859,585	4,197,706	4,915,524	$16.66

Total Operating Expenses	2,321,288	2,138,389	2,140,024	2,184,290	$7.40

Net Operating Income(1)	2,573,788	1,721,196	2,057,682	2,731,235	$9.25

TI/LC	0	0	0	299,607	$1.02
CapitalExpenditures	0	0	0	59,025	$0.20
Net Cash Flow	2,573,788	1,721,196	2,057,682	2,372,602	$8.04

NOI DSCR	1.54x	1.03x	1.24x	1.64x
NCF DSCR	1.54x	1.03x	1.42x	1.42x
NOI DY	9.8%	6.5%	7.8%	10.4%
NCF DY	9.8%	6.5%	7.8%	9.0%

(1)
The U/W NOI is higher than the historical NOIs due to recently leased tenants at the 260 Peachtree Street Property. From 2008 to 2011, the 260 Peachtree Street Property maintained occupancy between 85% and 89%. In 2012, the 260 Peachtree Street Property lost four full floor tenants representing about 48,000 square feet. Since the start of 2012, management has renewed 22 tenants representing 118,636 square feet and signed 19 new leases representing 80,767 square feet bringing the occupancy at the 260 Peachtree Street Property up to its July 2, 2014 level of 87.1%. The unabated rents of the new leases signed since July 2013 reflect $936,951 of annual rental income.

Appraisal.  According to the appraisal, the 260 Peachtree Street Property had an aggregate “as-is” appraised value of $38,800,000 as of an effective date of July 23, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Environmental Matters.  According to the Phase I environmental site assessment dated July 14, 2014, there was no evidence of any recognized environmental conditions at the 260 Peachtree Property.

Market Overview and Competition.  The 260 Peachtree Street Property is located in the Atlanta, Georgia central business district (“CBD”).  The 260 Peachtree Street property is located between John Portman Boulevard and Baker Street, across from the Hyatt Regency & Convention Center (which recently underwent a renovation reported to have cost approximately $70.0 million) and diagonally across from SunTrust Plaza and SunTrust Plaza Gardens (The SunTrust Corporate Headquarters). In addition, the 260 Peachtree Street Property is located two blocks from World of Coke and Georgia Aquarium, among numerous other nearby attractions and is accessible and visible from the Interstate 75/85 Connector and GA 400. The 260 Peachtree Street Property has freeway accessibility and is across the street from a MARTA mass transit rail station and a short (eight miles) ride from Hartsfield-Jackson International Airport, reported by the Federal Aviation Administration to be the world’s busiest airport.

The 260 Peachtree Street Property is located in the Atlanta downtown submarket, as defined by a third party market research report. According to this third party market research report, the submarket’s Class A sector consisted of 26 projects with 16.6 million square feet of office space at the end of the second quarter of 2014. The Class B sector included 147 buildings totaling 14.8 million square feet. The overall downtown submarket vacancy rate declined over the past quarter, ending at 13.0%. Over the past four quarters, the submarket vacancy rate has dropped, going from 14.8% in the second quarter of 2013, to 13.7% at the end of the fourth quarter of 2013, to 13.2% at the end of the first quarter of 2014, and to 13.0% in the at the end of the second quarter of 2014.  Average quoted asking rental rates in the downtown submarket are up over previous quarter levels. According to a third party market research report, quoted rents ended the second quarter of 2014 at $18.67 (Class A) and $18.52 (Class B) per square foot per year. The 260 Peachtree Street Property is a Class B property, based on age of construction and tenancy, and Class B projects within downtown Atlanta’s CBD reported a second quarter vacancy rate of only 5.8%. Year-to-date net absorption within the Class B sector totals positive 66,047 square feet. Office net absorption was positive at 244,728 square feet for the year-to-date within the overall Downtown Submarket. During the second quarter of 2014, no new office space was completed in the Downtown Submarket. Over the past four quarters, no new office space has been delivered to the market, and as of the second quarter of 2014, there was no office space under construction within this market.

According to a third party market research report, Metro Atlanta has a 2014 estimated population of 5,574,225 residents, reflecting an increase of approximately 35.6% from 2000 to 2014.  As of 2014, the population within a 3-mile radius and 5-mile radius of the 260 Peachtree Street Property was 168,460 and 340,887, respectively. The 2014 estimated average household income within a 3-mile radius and a 5-mile radius of the 260 Peachtree Street Property was $69,434 and $71,167, respectively.

Competitive Set(1)

	260 Peachtree Street	270 Peachtree Street	International Tower, 229 Peachtree Street	Harris Tower, 233 Peachtree Street	191 Peachtree Tower, 191 Peachtree Street	100 Peachtree Street
Location	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	--	Adjacent	482 feet	413 feet	0.2 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1974 / 2001	1961 / 1995	1974 / NAP	1976 / NAP	1991 / NAP	1968 / 2003
Stories	27	22	27	27	50	33
Total NRA	295,125	325,000	440,325	411,806	1,215,288	622,301
Total Occupancy	87%	90%	80%	86%	88%	54%
(1) Information obtained from the approval.

The Borrower.  The Borrower is 260 Properties, LLC, a Delaware limited liability company and a single purpose entity with a springing member and one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 260 Peachtree Street Mortgage Loan.  Richard E. Bowers is the guarantor of certain nonrecourse carveouts under the 260 Peachtree Street Mortgage Loan.  Under the terms of the nonrecourse carveout guaranty, the 260 Peachtree Street Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other conditions, the borrower files a voluntary bankruptcy petition or the borrower or Richard E. Bowers act in concert or collude with any party to cause the filing of an involuntary bankruptcy petition against the borrower.

The Sponsor.  The sponsor is Richard E. Bowers, the President of Richard Bowers & Company.  Richard Bowers & Company was established in 1980 and engages in leasing, investment, and sales for its own properties, as well as for properties owned by others in the market. Richard Bowers & Company owns and manages a portfolio of more than 130 properties totaling more than 5.5 million square feet along the East Coast, including 270 Peachtree Street, which is adjacent to the 260 Peachtree Street Property. In addition, the sponsor, Richard E. Bowers, is also the sponsor of the adjacent property, 270 Peachtree Street, which provides parking, via a parking lease, to the 260 Peachtree Street Property.  As a result, the 260 Peachtree Street Mortgage becomes fully recourse to the borrower and the nonrecourse carveout guarantor, if the borrower or Richard E. Bowers terminates, interferes or modifies the 270 Parking Lease or the rights granted in the perpetual permanent access easement, or allows any tenant of the 260

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Peachtree Street Property to relocate to the adjacent building (270 Peachtree Street).  In addition, the borrower and the nonrecourse guarantor are liable under the loan documents for any losses incurred in the event that a tenant claims an offset remedy for loss of access to parking. Lastly, a SNDA with the owner of the adjacent building, 270 Peachtree Street, has been executed to mitigate any risk that the parking lease at 270 Peachtree Street is terminated for any reason.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $85,556 for real estate taxes, $75,110 for insurance premiums, $553,265 for rent concessions associated with existing leases, and $329,681 for outstanding tenant improvements and leasing commissions. The loan documents provide for ongoing monthly escrows in the amount of $42,778 for real estate taxes (subject to adjustment per lender’s estimate), $6,259 for insurance (subject to adjustment per lender’s estimate), $4,919 for capital expenditures, and $24,967 for future tenant improvements and leasing commissions. At any time in which the balance of the TI/LC Reserve Account equals or exceeds $850,000 and there is no event of default, the borrower will not be required to make any monthly deposits into the TI/LC Reserve Account. If the balance falls below $850,000, monthly deposits will resume.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the loan documents require that the borrower establish a lender-controlled lockbox account and that the borrower or property manager cause all receipts payable with respect to the 260 Peachtree Street Property be deposited directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio (“DSCR”) drops below 1.10x for two consecutive calendar quarters (a “DSCR Trigger Event”), and will expire upon the cure of such event of default, a “Trigger Event Cure” (as defined below).

A “Trigger Event Cure” means (a) in the event of a Cash Trap Event Period described in clause (i) above, a cure of the applicable event of default or (b) in the event of a DSCR Trigger Event described in clause (ii) above, the date on which the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters.

Property Management.  The 260 Peachtree Street Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the 260 Peachtree Street Property provided that no event of default has occurred and is continuing and other certain characteristics are satisfied, including (i) the borrower has submitted to the lender copies of any and all information and documents requested; (ii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (iii) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2014-C24 Certificates; (iv) the lender has received an assumption agreement in form and substance acceptable to the lender, evidencing such transferee’s agreement to abide and be bound by the terms of the loan documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by the lender; and (v) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 260 Peachtree Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Bend River Promenade

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset

				Property Type:	Retail

Original Principal Balance:		$26,100,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$26,100,000		Location:	Bend, OR
% of Initial Pool Balance:		[ ]%		Size:	252,147 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$103.51
Borrower Name:		RPP Bend I, LLC		Year Built/Renovated:	1979/2006
Sponsor:		Rubin Pachulski Properties 36, LLC		Title Vesting:	Fee
Mortgage Rate:		4.530%		Property Manager:	RP Realty Partners, LLC
Note Date:		October 14, 2014		3rd Most Recent Occupancy (As of):	94.2% (12/31/2011)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	95.8% (12/31/2012)
Maturity Date:		November 6, 2024		Most Recent Occupancy (As of):	95.2% (12/31/2013)
IO Period:		60 months		Current Occupancy (As of)(2):	95.1% (7/17/2014)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$1,926,526 (12/31/2012)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$1,954,200 (12/31/2013)
Call Protection:		L(24),D(92),O(4)		Most Recent NOI (As of)(3):	$1,725,421 (TTM 8/31/2014)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None		U/W Revenues:	$3,333,996
Additional Debt Type:		NAP		U/W Expenses:	$996,083
				U/W NOI(3):	$2,337,914
				U/W NCF:	$2,190,841
Escrows and Reserves(1):				U/W NOI DSCR:	1.47x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$287,524	$23,960	NAP	U/W NCF Debt Yield:	8.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$34,800,000
Replacement Reserves	$0	$3,152	NAP	As-Is Appraisal Valuation Date:	August 14, 2014
TI/LC Reserve	$0	$9,104	NAP	Cut-off Date LTV Ratio:	75.0%
Hobby Lobby Free Rent and TI/LC Reserve(2)	$1,174,335	$0	NAP	LTV Ratio at Maturity or ARD:	68.7%

(1)	See “Escrows” section.
(2)
Current occupancy includes 63,210 square feet for Hobby Lobby, which accepted delivery of its space under a new 11-year NNN lease in August 2014 and is expected to take occupancy and commence rental payments in January 2015. A TI/LC reserve in the amount of $979,335 and a free rent reserve in the amount of $195,000 was taken at loan closing to cover all Hobby Lobby-related obligations.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Bend River Promenade Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Bend, Oregon (the “Bend River Promenade Property”).  The Bend River Promenade Mortgage Loan was originated on October 14, 2014 by Rialto Mortgage Finance, LLC.  The Bend River Promenade Mortgage Loan had an original principal balance of $26,100,000, has an outstanding principal balance as of the Cut-off Date of $26,100,000 and accrues interest at an interest rate of 4.530% per annum.  The Bend River Promenade Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Bend River Promenade Mortgage Loan matures on November 6, 2024.

Following the lockout period, the borrower has the right to defease the Bend River Promenade Mortgage Loan in whole, but not in part, on any date before August 6, 2024.  In addition, the Bend River Promenade Mortgage Loan is prepayable without penalty on or after August 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

Sources and Uses

Sources			Uses
Original loan amount	$26,100,000	94.8%	Loan payoff	$25,857,328	93.9%
Borrower Equity	1,436,965	5.2	Closing costs	217,778	0.8
			Reserves	287,524	1.0
			Hobby Lobby reserves	1,174,335	4.3
Total Sources	$27,536,965	100.0%	Total Uses	$27,536,965	100.0%

The Property.  The Bend River Promenade Property is an anchored retail center located in Bend, Oregon that contains approximately 252,147 square feet.  Built in 1979 and last renovated in 2006, The Bend River Promenade Property consists of six single-story buildings situated on a 20.9-acre parcel.  The Bend River Promenade Property is anchored by Macy’s, Hobby Lobby, and TJ Maxx in addition to in-line space, which include national tenants such as Verizon Wireless, The Battery Source, Inc., and Sterling Jewelers, Inc.  Parking is provided by 1,318 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of rentable area.  As of July 17, 2014, the Bend River Promenade Property was 95.1% leased by 15 tenants.

The following table presents certain information relating to the tenancies at the Bend River Promenade Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Macy’s Northwest, Inc.	BBB/Baa2/BBB+	101,128	40.1%	$6.60	$667,116	25.8%	$158	6.3%	Various(4)
Total Anchor Tenant – Collateral		101,128	40.1%	$6.60	$667,116	25.8%

Major Tenants – Collateral
Hobby Lobby	NR/NR/NR	63,210	25.1%	$10.25	$647,903	25.0%	NAV	NAV	1/28/2026(5)
TJMAXX	NR/A3/A+	28,250	11.2%	$12.25	$346,062	13.4%	$279	5.2%	5/31/2016(6)
Vitamin Cottage Natural Food Markets	NR/NR/NR	18,048	7.2%	$14.10	$254,477	9.8%	NAV	NAV	5/31/2027(7)
Total Major Tenants – Collateral		109,508	43.4%	$11.40	$1,248,442	48.2%

Non-Major Tenants – Collateral(8)		29,095	11.5%	$23.18	$674,444	26.0%

Occupied Collateral Total(8)		239,731	95.1%	$10.80	$2,590,001	100.0%

Vacant Space		12,416	4.9%

Collateral Total		252,147	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through September 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2013. Hobby Lobby and Vitamin Cottage Natural Food Markets are not required to report annual sales.
(4)	Macy’s Northwest, Inc. has 59,988 square feet expiring December 31, 2018 and 41,140 square feet expiring January 31, 2019. Both leases include four, 5-year extension options.
(5)	Hobby Lobby, with a lease commencement date of January 2015, has two, 5-year extension options.
(6)	TJMAXX has five, 5-year extension options.
(7)	Vitamin Cottage Natural Food Markets has four, 5-year extension options.
(8)
Batteries Plus, Izzy’s Pizza, McGrath’s, Shari’s Restaurant and Verizon Wireless lease pad sites. The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with these pad sites.

The following table presents certain information relating to the historical sales at the Bend River Promenade Property:

Historical Sales (PSF) & Occupancy Costs(1)

Tenant Name	2011	2012	2013
Macy’s Northwest, Inc.	$145	$153	$158
TJMAXX	$234	$257	$279

Total In-line (<10,000 square feet)	$332	$348	$355
Occupancy Costs	7.1%	6.7%	6.4%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

The following table presents certain information relating to the lease rollover schedule at the Bend River Promenade Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	5,706	2.3%	5,706	2.3%	$94,306	$16.53
2015	4	5,619	2.2%	11,325	4.5%	$134,237	$23.89
2016	2	33,248	13.2%	44,573	17.7%	$470,062	$14.14
2017	2	5,087	2.0%	49,660	19.7%	$147,883	$29.07
2018	2	61,717	24.5%	111,377	44.2%	$394,869	$6.40
2019	1	41,140	16.3%	152,517	60.5%	$302,505	$7.35
2020	0	0	0.0%	152,517	60.5%	$0	$0.00
2021	1	3,660	1.5%	156,177	61.9%	$100,000	$27.32
2022	1	2,296	0.9%	158,473	62.8%	$43,760	$19.06
2023	0	0	0.0%	158,473	62.8%	$0	$0.00
2024	0	0	0.0%	158,473	62.8%	$0	$0.00
Thereafter(4)	2	81,258	32.2%	239,731	95.1%	$902,380	$11.11
Vacant	0	12,416	4.9%	252,147	100.0%	$0	$0.00
Total/Weighted Average	16(5)	252,147	100.0%			$2,590,001	$10.80

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes Batteries Plus, Izzy’s Pizza, McGrath’s, Shari’s Restaurant and Verizon Wireless, which lease pad sites.  The Annual U/W Base Rent PSF includes the Annual U/W Base Rent associated with these pad sites.

(5)	Macy’s Northwest, Inc. has two leases at the Bend River Promenade Property for a total of 101,128 square feet.

The following table presents historical occupancy percentages at the Bend River Promenade Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/17/2014(2)
94.2%	95.8%	95.2%	95.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bend River Promenade Property:

Cash Flow Analysis

	2012	2013	TTM 8/1/2014	U/W(1)	U/W $ per SF
Base Rent	$2,120,430	$2,233,690	$2,109,910	$2,565,599	$10.18
Rent Steps	0	0	0	24,402	0.10
Grossed Up Vacant Space	0	0	0	247,799	0.98
Percentage Rent	60,086	42,419	24,871	24,871
Total Reimbursables	644,165	603,099	572,450	761,116	3.02
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(289,791)(2)	(1.15)
Effective Gross Income	$2,824,680	$2,879,208	$2,707,232	$3,333,996	$13.22

Total Operating Expenses	$898,155	$925,007	$981,811	$996,083	$3.95

Net Operating Income	$1,926,526	$1,954,200	$1,725,421	$2,337,914	$9.27
TI/LC	0	0	0	109,250	0.43
Capital Expenditures	0	0	0	37,822	0.15
Net Cash Flow	$1,926,526	$1,954,200	$1,725,421	$2,190,841	$8.69

NOI DSCR	1.21x	1.23x	1.08x	1.47x
NCF DSCR	1.21x	1.23x	1.08x	1.38x
NOI DY	7.4%	7.5%	6.6%	9.0%
NCF DY	7.4%	7.5%	6.6%	8.4%

(1)
The increase in Net Operating Income and Net Cash Flow from TTM 8/31/2014 to the U/W is primarily due to the execution of the new Hobby Lobby lease ($647,903 annual base rent) with a lease commencement date of January 2015 and the Vitamin Cottage Natural Food Markets lease ($254,477 annual base rent) with a lease commencement date of October 2013.

(2)	The underwritten economic vacancy is 8.0%. The Bend River Promenade Property was 95.1% leased as of July 17, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

Appraisal.  As of the appraisal valuation date of August 14, 2014, the Bend River Promenade Property had an “as-is” appraised value of $34,800,000.

Environmental Matters.  According to a Phase I environmental assessment dated August 15, 2014, there was no evidence of any recognized environmental condition at the Bend River Promenade Property.

Market Overview and Competition.  The Bend River Promenade Property is located in Bend, Oregon, which is central Oregon’s largest city.  The Bend River Promenade Property is located approximately 165 miles southeast of Portland, Oregon.  The Bend River Promenade Property has exposure to both Northeast Division Avenue and North Highway 97. Northeast Division Avenue is a secondary road connecting the Bend River Promenade Property to district Highway 97 and has a daily traffic count of approximately 36,125 vehicles. North Highway 97 is a north/south highway that links the area to the Canadian border and British Columbia Highway 97 to the north and Interstate 5 to the south and has a daily traffic count of approximately 38,421 vehicles.  According to a third party market research report, in 2014 the estimated population within a one-mile, three-mile and five-mile radii of the Bend River Promenade Property was 6,000, 55,485, and 83,441, respectively.  The estimated average household income within the same one-mile, three-mile and five-mile radii was $64,373, $62,465 and $64,029, respectively.

The following table presents certain information relating to comparable retail properties for the Bend River Promenade Property:

Competitive Set(1)

	Bend River Promenade (Subject)	Mall 205 and Plaza 205	Village East Shopping Center	Sherwood Market Center	Safeway Towne Centre	Kitsap Mall
Location	Bend, OR	Portland, OR	Salem, OR	Sherwood, OR	Kennewick, WA	Silverdale, WA
Distance from Subject	--	150 miles	129 miles	164 miles	243 miles	331 miles
Property Type	Community Center	Regional Center	Community Center	Neighborhood Center	Community Center	Super Regional Center/Mall
Anchors	Macy’s, Hobby Lobby, TJMAXX	Home Depot, OfficeMax, 24 Hour Fitness, Big Lots, Bed Bath & Beyond, Dollar Tree	Ross, Bi-Mart, Albertson’s	Albertson’s	Safeway, Big Lots, Ace Hardware	JCPenny, Macy’s, Sears, Kohl’s
Year Built/Renovated	1979/2006	1970/2003	1986/NAP	1996/NAP	1979/2001	1985/1995
Total GLA	251,991 SF	478,239 SF	136,321 SF	124,259 SF	163,873 SF	533,480 SF
Total Occupancy	95%	92%	86%	94%	92%	92%

(1)	Information obtained from the appraisal dated August 14, 2014.

The Borrower.  The borrower is RPP Bend I, LLC, a single purpose Delaware limited liability company with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bend River Promenade Mortgage Loan.  Rubin Pachulski Properties 36, LLC is the guarantor of the nonrecourse carveouts under the Bend River Promenade Mortgage Loan.

The Sponsor.  The loan sponsor, RP Realty Partners, LLC, has been in operation for 20 years and has invested in real estate transactions ranging in total cost from $10.0 million to $100.0 million, with a focus on the repositioning of retail and mixed-use properties ranging from 100,000 to 600,000 square feet. RP Realty Partners, LLC’s current portfolio consists of properties located in California, Oregon, Washington, Kansas, Florida, North Carolina, New York and Massachusetts.

Escrows.  The loan documents provide for upfront escrows in the amount of $979,335 for tenant improvements and leasing commissions as well as $195,000 for rental credits owed under the Hobby Lobby lease and $287,524 for real estate taxes. The loan documents provide for monthly escrows in the amount of $23,960 for real estate taxes, $3,152 for replacement reserves, and $9,104 for TI/LCs.  In the event the Bend River Promenade Property is not subject to an acceptable blanket insurance policy, the loan documents provide for monthly escrows in an amount equal to one twelfth of the amount of the annual insurance premiums.

Lockbox and Cash Management.  The Bend River Promenade Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), funds in the account will be released to the borrower.  From and after a Cash Management Trigger Event, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day (the “Cash Management Account”). In the absence of any Cash Sweep Event (as defined below), all excess cash flow will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event, the remaining cash flow will be held by the lender as additional collateral for the Bend River Promenade Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the guarantor, sponsor or property manager; (iii) upon the amortizing net cash flow debt service coverage ratio  falling below 1.15x; or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii), upon the date that the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; and with respect to clause (iv), upon a Critical Tenant Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the guarantor, sponsor or property manager; (iii) upon the amortizing net cash flow debt service coverage ratio falling below 1.10x; or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters; and with respect to clause (iv), upon a Critical Tenant Trigger Event Cure.

A “Critical Tenant Trigger Event” means the occurrence of any of the following (i) a Critical Tenant (as defined below) gives notice of its intention not to extend or renew any of its leases, (ii) (x) with respect to Hobby Lobby Stores, Inc., on or prior to 6 months prior to the then applicable expiration date under its lease, Hobby Lobby Stores, Inc. fails to give notice of its election to renew its lease or (y) with respect to Macy’s Department Stores, Inc., on or prior to 12 months prior to the then applicable expiration date under either of its leases, Macy’s Department Stores, Inc. fails to give notice of its election to renew either such lease, (iii) on or prior to the date by which a Critical Tenant is required under any of its leases to notify the landlord of its election to renew any such lease, such Critical Tenant fails to give such notice, (iv) an event of default under a Critical Tenant lease which continues for more than thirty (30) days, (v) a bankruptcy action of a Critical  Tenant, or (vi) if a Critical Tenant discontinues its normal business operations at any of its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs); provided, however, a Critical Tenant Trigger Event will not be deemed to have occurred with respect to either Macy’s Lease if the borrower elects to deliver to the lender a letter of credit in an amount reasonably determined by the lender to be swept by the lender into the cash collateral account during such Critical Tenant Trigger Event.

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) above, the date that (1) a Critical Tenant lease extension is duly executed and delivered by the borrower and the related Critical Tenant and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been deposited into the Critical Tenant tenant improvement and leasing commission account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) above, a cure of the applicable event of default under a Critical Tenant lease as determined by the lender in its reasonable discretion, (c) in the event of a Critical Tenant Trigger Event described in clause (v) above, the affirmation of a Critical Tenant lease in the applicable bankruptcy proceeding, provided that the critical tenant is actually paying all rents and other amounts due under its lease, or (d) in the event of a Critical Tenant Trigger Event described in clause (vi) above, a Critical Tenant re-commences its normal business operations at all of its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means, individually and/or collectively, as the context may require, Hobby Lobby and Macy’s Northwest, Inc.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied: (i) the Critical Tenant Space (as defined below) has been leased to one or more replacement tenants for a term of at least five years and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the Critical Tenant Space have been paid in full, and (iii) the related tenant(s) is conducting normal business operations at the Critical Tenant Space.

A “Critical Tenant Space” means (i) with respect to Hobby Lobby, the space occupied under the Hobby Lobby lease and (ii) with respect to Macy’s Northwest, Inc., the aggregate space occupied under the Macy’s leases.

Property Management.  The Bend River Promenade Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a right to transfer the Bend River Promenade Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Bend River Promenade Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Crystal Lake Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$25,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$25,500,000			Location:	Miami Gardens, FL
% of Initial Pool Balance:	[ ]%			Size:	490 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$52,041
Borrower Name:	491 Units Miami Gardens Investment, LLC			Year Built/Renovated:	1970-1979/2013-2014
Sponsor:	Yamal Yidios Char			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	The Lynd Company
Note Date:	October 10, 2014			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	October 6, 2024			Most Recent Occupancy (As of):	74.0% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	93.9% (9/22/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,991,622 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(88),O(7)			Most Recent NOI (As of):	$2,473,779 (TTM 8/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,479,017
Additional Debt Type:	NAP			U/W Expenses:	$2,175,369
				U/W NOI:	$2,303,648
				U/W NCF:	$2,205,648
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.36x
				U/W NOI Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$474,136	$50,173	NAP	As-Is Appraised Value:	$34,920,000
Insurance	$196,020	$31,114	NAP	As-Is Appraisal Valuation Date:	September 2, 2014
Replacement Reserves	$0	$12,250	$588,000	Cut-off Date LTV Ratio:	73.0%
Deferred Maintenance	$98,705	NAP	NAP	LTV Ratio at Maturity or ARD:	67.2%

(1)	See “Escrows” section.
(2)
The sponsor acquired the Crystal Lake Apartments Property in November 2012 and information was not provided by the seller.  Since its acquisition, the sponsor has performed extensive redevelopment at the property, investing approximately $14.6 million in capital expenditures for renovations.

The Mortgage Loan. The mortgage loan (the “Crystal Lake Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 22 building, class B, garden-style multifamily property located in Miami Gardens, Florida (the “Crystal Lake Apartments Property”). The Crystal Lake Apartments Mortgage Loan was originated on October 10, 2014 by Rialto Mortgage Finance, LLC. The Crystal Lake Apartments Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.890% per annum. The Crystal Lake Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Crystal Lake Apartments Mortgage Loan matures on October 6, 2024.

Following the lockout period, the borrower has the right to voluntarily prepay the Crystal Lake Apartments Mortgage Loan in whole, but not in part, on any date before April 6, 2024 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Crystal Lake Apartments Mortgage Loan is prepayable without penalty on or after April 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	100.0%	Loan payoff	$19,163,706	75.2%
			Closing costs	1,578,225	6.2
			Reserves	768,861	3.0
			Return of equity	3,989,209	15.6
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

The Property. The Crystal Lake Apartments Property is a class B, garden-style multifamily property located in Miami Gardens, Florida and situated on approximately 24.6 acres and comprised of 490 units in 22 buildings. The improvements were built in stages between 1970 and 1979, were recently renovated in 2013/2014 and, according to the appraisal, now have a remaining economic life of 25 years. Since the acquisition of the Crystal Lake Apartments Property, the borrower has reportedly invested approximately $14.6 million in capital expenditures. Common area amenities include on-site management, security patrol, playground and swimming pool, a 679 square feet laundry facility/maintenance room and 33,792 square feet of common area/non-leasable space. The Crystal Lake Apartments Property contains 713 parking spaces, reflecting an overall parking ratio of 1.5 spaces per unit. As of September 22, 2014, the Crystal Lake Apartments Property was 93.9% occupied.

The following table presents certain information relating to the unit mix of the Crystal Lake Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average In- place Monthly Rent per Unit
Studio	148	30.2%	450	$695
1 Bedroom	225	45.9%	625	$775
2 Bedroom	86	17.6%	987	$948
3 Bedroom	31	6.3%	1,127	$1,150
Total/Weighted Average	490	100.0%	667	$805

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Crystal Lake Apartments Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(2)	9/22/2014(3)
NAV	NAV	74.0%	93.9%

(1)	The sponsor acquired the Crystal Lake Apartments Property in November 2012 and information was not provided by the seller.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Crystal Lake Apartments Property:

Cash Flow Analysis

	2013	TTM 8/30/2014	U/W	U/W $ per Unit(1)
Base Rent	$4,735,020	$4,735,020	$4,440,900	$9,063
Grossed Up Vacant Space	0	0	294,420	601
Concessions	(13,555)	(15,955)	(15,955)	(33)
Other Income	79,447	100,051	101,081	206
Less Vacancy & Credit Loss	(1,112,340)	(700,040)	(341,429)(1)	(697)

Effective Gross Income	$3,688,572	$4,119,076	$4,479,017	$9,141

Total Operating Expenses	$1,696,950	$1,645,297	$2,175,369	$4,400

Net Operating Income	$1,991,622	$2,473,779	$2,303,648	$4,701
Capital Expenditures	0	0	98,000	200
Net Cash Flow	$1,991,622	$2,473,779	$2,202,648	$4,501

NOI DSCR	1.23x	1.52x	1.42x
NCF DSCR	1.23x	1.52x	1.36x
NOI DY	7.8%	9.7%	9.0%
NCF DY	7.8%	9.7%	8.6%

(1)	The underwritten economic vacancy is 7.5%. The Crystal Lake Apartments Property was 93.9% physically occupied as of September 22, 2014.

Appraisal. As of the appraisal valuation date of September 2, 2014, the Crystal Lake Apartments Property had an “as-is” appraised value of $34,920,000.

Environmental Matters. According to a Phase I environmental assessment dated September 12, 2014, there was no evidence of any recognized environmental conditions at the Crystal Lake Apartments Property.

Market Overview and Competition. The Crystal Lake Apartments Property is located in Miami Gardens, Florida, which is included in the Miami-Fort Lauderdale metropolitan statistical area, the most populous metropolitan statistical area in the Southeastern United States and the eighth-most populous metropolitan statistical area in the United States. Regional access to the local area is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

provided by Interstate Highway 75, a major north/south freeway system within the Great Lake and Southeastern United States and Interstate Highway 95 which parallels the eastern seaboard, both of which run from the Canadian border in the north to the city of Miami. The 2014 estimated population within a one-, three- and five-mile radii of the Crystal Lake Apartments Property was 13,907, 177,936 and 497,715, respectively. The average household income within the same one-, three- and five-mile radii was $49,985, $51,437 and $53,779, respectively. The appraisal identified a competitive set of five multifamily properties, which exhibit a 5.6% average vacancy rate and average asking rents of $1,002 per month for one-bedroom units and $1,231 per month for two-bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Crystal Lake Apartments Property:

Competitive Set(1)

	Crystal Lake Apartments Property	Advenir at Presidential House Property	Park Plaza Property	Horizons North Property	Oak Grove Property	The Arbors at Greynold Park Property
Location	Miami Gardens	N. Miami Beach	Miami	Miami	Miami	Miami
Distance to Subject	0	4.8 miles	2.9 Miles	3.5 Miles	4.9 Miles	6.0 Miles
Property Type	Garden Style	Walk-Up	Walk-Up	Walk-Up	Mid-Rise	Garden Style
Number of Units	490	203	234	268	369	156
Average Rent (per unit)	$805	$1,195	$983	$1,283	$739	$1,344
1 Bedroom	$743	$1,126	$855	$1,080	$691	$1,080
2 Bedroom	$950	$1,460	$1,065	$1,280	$827	$1,608
3 Bedroom	N/A	N/A	$1,315	$1,396	N/A	N/A
Utilities	Not Incl.	Not Incl.	Some Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	94%	90%	98%	94%	96%	94%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 491 Units Miami Gardens Investment, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crystal Lake Apartments Mortgage Loan. Yamal Yidios Char is the guarantor of certain nonrecourse carveouts under the Crystal Lake Apartments Mortgage Loan.

The Sponsor. The sponsor, Yamal Yidios Char, is the founder and CEO of Ytech International (“Ytech”). Ytech owns and operates a real estate portfolio in South Florida and Texas valued at over $300.0 million, which is comprised of approximately 3,000 multifamily apartments; single family home subdivisions; three retail assets totaling more than 200,000 square feet; an ownership interest in a 10,000-acre master planned community and 500,000 square feet of class A and B office space. Over the past seven years, Ytech has purchased, managed and sold approximately 5,000 affordable housing apartment units.

Escrows. The loan documents provide for upfront escrows in the amount of $474,136 for real estate taxes, $196,020 for insurance and $98,705 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $50,173 for taxes, $31,114 for insurance and $12,250 for replacement reserves (subject to a cap of $588,000).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below), the Crystal Lake Apartments Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deliver all receipts payable (and other amounts received) with respect to the Crystal Lake Apartments Property directly into the lockbox account within two business days of receipt.

In the absence of any Cash Sweep Event (as defined below), all funds in the Cash Management Account, as defined in the loan documents, will be applied by the lender to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow (the “Remaining Cash Flow”) will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event (other than an event of default), the Remaining Cash Flow will be held by the lender as additional collateral for the Crystal Lake Apartments Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x. A Cash Management Trigger Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.30x for two consecutive quarters.

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.15x. A Cash Sweep Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.20x for two consecutive quarters.

Property Management. The Crystal Lake Apartments Property is managed by The Lynd Company.

Assumption. The borrower has a right to transfer the Crystal Lake Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crystal Lake Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve month extended period of indemnity.

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Crystal Lake Apartments Property during the loan term. At the time of closing, the Crystal Lake Apartments Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – WPC Self Storage Portfolio V

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Property Type:	Self Storage
Original Principal Balance:	$23,000,000	Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$23,000,000	Location:	Various – See Table
% of Initial Pool Balance:	[ ]%	Size:	407,626 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$56.42
Borrower Names(1):	Various	Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated	Title Vesting:	Fee
Mortgage Rate:	4.400%	Property Manager:	Extra Space Management Inc.
Note Date:	October 9, 2014	3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	64.8% (12/31/2012)
Maturity Date:	October 11, 2024	Most Recent Occupancy (As of):	77.9% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of):	85.1% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,440,858 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,956,990 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,024,870 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$3,924,079
U/W Expenses:	$1,816,117
U/W NOI:	$2,107,963
U/W NCF:	$2,046,819
U/W NOI DSCR:	1.53x
U/W NCF DSCR:	1.48x
Escrows and Reserves(2):	U/W NOI Debt Yield:	9.2%
U/W NCF Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,680,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.5%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.9%

(1)	See “Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “WPC Self Storage Portfolio V Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six self storage properties totaling 407,626 square feet which are located in five states (the “WPC Self Storage Portfolio V Properties”). The WPC Self Storage Portfolio V Mortgage Loan was originated on October 9, 2014 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio V Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $23,000,000 and accrues interest at an interest rate of 4.400% per annum. The WPC Self Storage Portfolio V Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest payments based on a 30-year amortization schedule.  The WPC Self Storage Portfolio V Mortgage Loan matures on October 11, 2024.

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio V Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before July 11, 2024. In addition, the WPC Self Storage Portfolio V Mortgage Loan is prepayable without penalty on or after July 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	63.2%	Purchase price(1)	$36,063,141	99.0%
Sponsor’s new cash contribution	$13,413,794	36.8	Closing costs	350,653	1.0
Total Sources	$36,413,794	100.0%	Total Uses	$36,413,794	100.0%

(1)	The WPC Self Storage Portfolio V Properties were acquired from in July through October 2014.

The Properties.  The WPC Self Storage Portfolio V Properties comprise six self storage properties totaling 407,626 square feet and located in five states (see table below).  The WPC Self Storage Portfolio V Properties were constructed between 1986 and 2006, and one property was renovated in 2009.  As of July 31, 2014, the WPC Self Storage Portfolio V Properties were 85.1% occupied.

The following table presents certain information relating to the WPC Self Storage Portfolio V Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Desert Gateway Self Storage – Palm Desert, CA	$6,890,000	30.0%	93.2%	2006/NAP	93,100	$10,700,000
Kaloko Self Storage – Kailua Kona, HI	$3,770,000	16.4%	89.9%	1991/NAP	38,153	$5,230,000
Big Island Self Storage – Kailua Kona, HI	$3,525,000	15.3%	77.5%	2004/NAP	56,403	$5,900,000
Monster Self Storage – Columbia, SC	$3,056,000	13.3%	87.5%	1988/2009	63,820	$4,800,000
Doral Self Storage – Miami, FL	$3,034,000	13.2%	95.7%	1986/NAP	57,253	$4,750,000
Corpus Christi Self Storage – Corpus Christi, TX	$2,725,000	11.8%	72.3%	1998/NAP	98,897	$4,300,000
Total/Weighted Average	$23,000,000	100.0%	85.1%		407,626	$35,680,000

The following table presents historical occupancy percentages at the WPC Self Storage Portfolio V Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	7/31/2014(3)
NAV	64.8%	77.9%	85.1%

(1)	The WPC Self Storage Portfolio V Properties were acquired between July and October 2014, the 2011 historical occupancy is not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the WPC Self Storage Portfolio V Properties:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per SF
Base Rent	$2,897,782	$3,590,720(1)	$3,773,353	$4,078,266	$10.00
Grossed Up Vacant Space	0	0	0	744,096	1.83
Other Income	150,356	192,254	223,526	233,541	0.57
Less Vacancy & Collection Loss	(166,362)	(159,400)	(157,547)	(1,131,824)(2)	(2.78)
Effective Gross Income	$2,881,775	$3,623,574	$3,839,331	$3,924,079	$9.63

Total Operating Expenses	$1,440,918	$1,666,584	$1,814,462	$1,816,117	$4.46

Net Operating Income	$1,440,858	$1,956,990(!)	$2,024,870	$2,107,963	$5.17

Capital Expenditures	0	0	0	61,144	0.15
Net Cash Flow	$1,440,858	$1,956,990	$2,024,870	$2,046,819	$5.02

NOI DSCR	1.04x	1.42x	1.47x	1.53x
NCF DSCR	1.04x	1.42x	1.47x	1.48x
NOI DY	6.3%	8.5%	8.8%	9.2%
NCF DY	6.3%	8.5%	8.8%	8.9%

(1)	The increase in Base Rent and Net Operating Income from 2012 to 2013 is due to the occupancy increasing from 64.8% to 77.9% over the same time period.
(2)	The underwritten economic vacancy is 23.5%. The WPC Self Storage Portfolio V Properties were 85.1% physically occupied as of July 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Appraisal.  As of the appraisal valuation dates ranging from July 8, 2014 to September 11, 2014, the WPC Self Storage Portfolio V Properties had an “as-is” appraised value of $35,680,000.

Environmental Matters.  According to the Phase I environmental reports dated June through September 2014, there was no evidence of any recognized environmental conditions at the WPC Self Storage Portfolio V Properties.

The Borrowers.  The borrowers are Kaloko Storage 18 (HI) LLC, Miami Storage 18 (FL) LLC, IH37 Storage 18 (TX) LLC, Desert Storage 18 (CA) LP, Hulikoa Kona Storage 18 (HI) LLC and Two Notch Storage 18 (SC) LLC, each of which is a single purpose entity with at least one independent director.  Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio V Properties Mortgage Loan.

The Sponsor.  The sponsor is CPA 18, a publicly held, non-traded real estate investment trust that is sponsored by W.P. Carey.  As of June 30, 2014, W.P. Carey owned and/or managed more than 1,000 commercial properties worldwide that were valued in excess of $15.0 billion.

Escrows.  Ongoing monthly reserves for replacement reserves are not required provided no event of default has occurred and is continuing.  Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) the WPC Self Storage Portfolio V Properties are covered by an acceptable blanket insurance policy.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within one business day of receipt and the tenants are required to deposit rent directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing net cash flow debt service coverage ratio being less than 1.30x.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default, provided a Cash Trap Event Period has not occurred and is continuing pursuant to clause (ii); with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters, provided that no event of default has occurred and is continuing.

Property Management.  The WPC Self Storage Portfolio V Properties are managed by Extra Space Management Inc.

Assumption.  The borrower has a two-time right to transfer the WPC Self Storage Portfolio V Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

The WPC Self Storage Portfolio V Mortgage Loan also has the right to transfer any of the individual WPC Self Storage Portfolio V Properties and cause a severance of the WPC Self Storage Portfolio V Mortgage Loan into two loans, one secured by the transferred property and the other secured by the remaining properties (“Partial Assumption”), provided no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) through (iii) above, as well as, (iv) the loan-to-value ratio with respect to the transfer property as well as the remaining WPC Self Storage Portfolio V Properties will be no greater than 64.5%; and (v) the amortizing net cash flow debt service coverage ratio with respect to each of the transfer property and the remaining WPC Self Storage Portfolio V Properties will be no less than 1.45x; and (vi) the portion of the loan relating to the transfer property will no longer be cross-collateralized and/or cross-defaulted with the remaining portion of the loan.

Partial Release.  Following the second anniversary of the issuance of the Series 2014-C24 Certificates, the borrower is permitted to partially release any of the individual WPC Self Storage Portfolio V Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by 115% of the released property’s allocated loan amount; (ii) the amortizing net cash flow debt service coverage ratio with respect to the remaining WPC Self Storage Portfolio V Properties will be no less than the greater of (x) the amortizing net cash flow debt service coverage ratio of the WPC Self Storage Portfolio V Properties prior to the release and (y) the amortizing net cash flow debt service coverage ratio at closing; and (iii) the loan-to-value ratio with respect to the remaining WPC Self Storage Portfolio V Properties will be equal to or less than the lower of (a) the loan-to-value ratio of the WPC Self Storage Portfolio V Properties prior to the release and (b) 64.5%.

Real Estate Substitution.  The borrower is permitted to release any of the individual WPC Self Storage Portfolio V Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the aggregate loan-to-value ratio of the WPC Self Storage Portfolio V Properties following the substitution will be equal to or less than the lower of (x) the WPC Self Storage Portfolio V Properties prior to the substitution and (y) 64.5%; (iii) the amortizing net cash flow debt service coverage ratio following the substitution will be no less than the greater of (a) the amortizing net cash flow debt service coverage ratio of the WPC Self Storage Portfolio V Properties prior to the substitution and (b) the amortizing net cash flow debt service coverage ratio at closing; (iv) substitute property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms and market attributes as determined by lender in accordance with prudent lending standards; and (v) the lender received a legal opinion that the substitution satisfies REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio V Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report for the WPC Self Storage Portfolio V Properties located in California and Hawaii indicated probable maximum losses ranging from 8% to 12%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.